                                COLUMBIA BANCORP

                     RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
                               AND TRUST AGREEMENT

                               (1999 RESTATEMENT)







(C) 1999 BENNER  & ASSOCIATES, P.C.
ALL RIGHTS RESERVED

                                COLUMBIA BANCORP

                     RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
                               AND TRUST AGREEMENT

                                      INDEX


                                    Section 1
                                 NATURE OF PLAN


1.1     Purpose of Plan
1.2     Design of Plan
1.3     Treatment of Related Employers
1.4     Named Fiduciaries
1.5     Allocation of Responsibilities
1.6     Funding Policy


                                    Section 2
                                   DEFINITIONS

2.1     Act
2.2     Account
2.3     Administrator
2.4     Affiliate
2.5     Anniversary Date
2.6     Annual Compensation
2.7     Beneficiary
2.8     Benefit Commencement Date
2.9     Break in Service
2.10    The Code
2.11    Company
2.12    Company Stock
2.13    Company Stock Account
2.14    Disability
2.15    ERISA
2.16    Employee
2.17    Employer
2.18    Employment Commencement Date
2.19    Exempt Loan
2.20    Forfeiture
2.21    Hour of Service

2.22    Normal Retirement Date
2.23    Other Investments Account
2.24    The Plan
2.25    Plan Benefit
2.26    Plan Year
2.27    Related Employer(s)
2.28    Trustee
2.29    Year of Service
2.30    Valuation Date


                                    Section 3
                                 ADMINISTRATION

3.1     Assignment of Administrative Authority
3.2     Organization and Operation
3.3     Powers and Duties
3.4     Records and Reports
3.5     Payment of Expenses
3.6     Agent for Service of Process
3.7     Indemnity
3.8     Personal Data to Administrator
3.9     Address for Notification
3.10    Employer's Powers and Duties


                                    Section 4
                                  ELIGIBILITY

4.1     Eligibility and Commencement of Participation
4.2     Continued Participation
4.3     Reemployment
4.4     Excluded Employees
4.5     Change in Employment Classification


                                    Section 5
                         EMPLOYER CONTRIBUTIONS TO PLAN

5.1     Employer Contributions
5.2     Limitations on Contributions
5.3     Time of Payment
5.4     Conditional Employer Contributions
5.5     Employee Contributions.

                                    Section 6
                      ALLOCATION OF EMPLOYER CONTRIBUTIONS

6.1     Participants' Accounts
6.2     Allocations to Participants' Accounts
6.3     Allocations of Contributions and Forfeitures
6.4     Partial Year Allocation
6.5     Overall Limitation on Allocations
6.6     Restriction on Allocating Company Stock to Selling Shareholders


                                    Section 7
                     EXEMPT LOANS TO ACQUIRE COMPANY STOCK

7.1     Acquisition of Company Stock
7.2     Exempt Loans
7.3     Release of Company Stock from Suspense Account
7.4     Employer Guarantee
7.5     Restrictions of Company Stock Acquired With Exempt Loan


                                    Section 8
                                     VESTING

8.1     Vested Interest in Accrued Benefit
8.2     Vesting Years of Service
8.3     Retirement, Death and Disability
8.4     Forfeitures
8.5     Allocation of Forfeitures
8.6     Separate Accounts For Post- and Pre-Break Benefits of Rehired
        Participants
8.7     Treatment of Forfeitures on Rehire
8.8     Special Account - Rehire Prior to Forfeiture
8.9     Amendment of Vesting Schedule
8.10    Forfeitures - Multiple Employers
8.11    Transferred or Rollover Accounts
8.12    Forfeiture Due to Inability to Locate

                                    Section 9
                             ACCOUNTS AND VALUATION

9.1     Valuation of Assets
9.2     Nonreversion
9.3     Adjustment of Accounts
9.4     Valuation of Accounts Upon Termination
9.5     Transferred Accounts


                                   Section 10
                                    BENEFITS

10.1    Retirement
10.2    Death
10.3    Disability
10.4    Termination of Employment
10.5    Minimum Required Distributions
10.6    Income Tax Withholding and Reporting
10.7    Spendthrift Clause
10.8    Missing Participants or Beneficiaries


                                   Section 11
                            FORM AND TIME OF PAYMENT

11.1    Benefit Elections
11.2    Medium of Payment
11.3    Method of Payment
11.4    Time of Payment
11.5    Hardship Distributions
11.6    Dividends
11.7    Restrictions on Non-Publicly Traded Company Stock


                                   Section 12
                            INVESTMENT OF TRUST FUND

12.1    Investment Policy
12.2    Investment of Cash Contributions
12.3    Other Authorized Investments
12.4    Collective Investment Funds

12.5    Purchases of Company Stock
12.6    Voting of Company Stock
12.7    Authority of Trustees with Respect to Investments
12.8    Prohibited Transactions
12.9    Diversification of Investments


                                   Section 13
                                    TRUSTEE

13.1    Powers of Trustee
13.2    Payments From the Trust
13.3    Trustee's Compensation, Expenses and Taxes
13.4    Certification of Instructions
13.5    Accounting
13.6    Settlement of Accountings
13.7    Determination of Duties
13.8    Removal, Resignation and Appointment of Successor Trustee
13.9    Receipt of Contributions


                                   Section 14
                           AMENDMENT AND TERMINATION

14.1    Amendment
14.2    Restrictions on Amendment
14.3    Effective Date of Amendments
14.4    Termination and Discontinuance of Contributions
14.5    Distribution of Plan and Trust
14.6    Liquidation of Plan and Trust
14.7    Dissolution of Employer
14.8    Withdrawal by Participating Employer


                                   Section 15
                          ROLLOVERS AND PLAN TRANSFERS

15.1    Transfers of Eligible Rollover Distributions
15.2    Transfers From Qualified Plans
15.3    Accounting for Transferred Funds
15.4    Rollovers From Tax-Sheltered Annuities Prohibited
15.5    Mergers, Consolidations and Transfers of Plan Assets
15.6    Transfers to Other Plans

                                   Section 16
                             ALLOCATION LIMITATIONS

16.1    General Limitations


                                   Section 17
                                CLAIMS PROCEDURE

17.1    Filing of Claim
17.2    Notification of Decision
17.3    Request for Review
17.4    Review


                                   Section 18
                       QUALIFIED DOMESTIC RELATIONS ORDER

18.1    General
18.2    Distributions under QDRO
18.3    Time and Manner of Payment
18.4    Procedures


                                   Section 19
                         STAND-BY TOP-HEAVY PROVISIONS

19.1    General
19.2    Top-Heavy Year
19.3    Definitions
19.4    Top-Heavy Minimum Contributions
19.5    Vesting
19.6    Annual Additions Limitations


                                   Section 20
                            MISCELLANEOUS PROVISIONS

20.1    No Contractual Relationship
20.2    Liability for Benefits
20.3    Inability to Perform

20.4    Participant's Rights
20.5    Plan and Trust Binding on all Parties
20.6    Conflict of Law Provisions
20.7    Waiver of Notice
20.8    Third Party
20.9    Use of Terms
20.10   USERRA Provisions

                                COLUMBIA BANCORP

                     RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
                               AND TRUST AGREEMENT


               THIS RESTATED AGREEMENT is hereby adopted by and between Columbia Bancorp, with principal place of business at The Dalles, Oregon ("Employer") and Terry Cochran, Jean McKinney, Robert Bailey and Dennis Carver ("Trustees").

               The Board of Directors of Employer have heretofore adopted the Columbia Bancorp Restated Employee Stock Ownership Plan and Trust Agreement.

               The Plan and Trust has previously been amended and restated effective for Plan Years beginning January 1, 1991, and has subsequently been amended.

               The Plan and Trust are hereby further amended and restated to (1) incorporate all interim amendments made since its restatement in 1991, and (2) to comply with the provisions of the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, GATT and USERRA.

               The Effective Date of the amendment and restatement of this Plan shall be as follows:

               1. Interim Amendments shall be effective as stated in the respective amendments.

               2. The provisions required by the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 shall be effective as of January 1, 1997, or such later dates as specifically provided herein.

               3. The increase in the mandatory cash-out provisions from $3,500 to $5,000 shall be effective for Plan Years beginning after December 31, 1998.

               4. The change in "Valuation Date" as defined in Sections 2.30 and
9.4 shall be effective as of termination of employment occurring after October 1, 1999.

               5. Such later effective dates as are specifically provided herein.

               For Plan Years beginning before the Effective Dates set forth above, the terms of the Plan prior to its restatement shall control for purposes of the designated provision.

               The amendment of any plan provision which liberalizes a protected benefit under Section 411(d)(6) of the Code shall apply on the later of the adoption date or the Effective Date of this Restated Plan. Any provision which liberalizes the eligibility, vesting or benefit accrual provisions of the Plan shall only apply to Employees who are credited with at least one Hour of Service after the Effective Date or the Effective Date specified for a particular provision.

                                    Section 1

                                 NATURE OF PLAN


               1.1 Purpose of Plan. The purpose of this Plan is to enable participating Employees of the Company and of any participating Affiliates to share in the growth and prosperity of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security and to enable Participants to acquire a proprietary interest in the Company. Consequently, all contributions made to the Trust will be primarily invested in Company Stock.

               1.2 Design of Plan. This Plan is intended to qualify as an Employee Stock Ownership Plan, as defined in Section 4975(e)(7) of the Code and 407(d)(6) of the Act, and is designed to qualify under Section 401(a) of the Code. All assets acquired under this Plan as a result of contributions, income and other additions to the Trust will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan which is administered by the Administrator for the exclusive benefit of Participants in the Plan and their Beneficiaries.

               1.3 Treatment of Related Employers. For purposes of determining eligibility, continued participation, Employer Contributions and limitations thereto, accrual of benefits, forfeitures and vesting, all Employees of all Related Employers shall be treated as employed by a single Employer to the extent and in the manner provided herein without regard to whether each Related Employer has adopted the Plan.

               1.4 Named Fiduciaries. Trustee, Employer and Administrator shall be the named fiduciaries under the Plan.

               1.5 Allocation of Responsibilities.

                    (a) Administrator shall have the authority to manage and
               control the operation and administration of the Plan pursuant to
               Section 3.

                    (b) Trustee shall have the custody of and the authority to manage and control the assets of the Trust Fund pursuant to Sections 12 and 13.

               1.6 Funding Policy. The funding policy of the Plan shall be to make contributions to the Trust to be invested primarily in Company Stock to provide for retirement benefits for the Participants.




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

                                   Section 2

                                   DEFINITIONS

               When used herein, the following words shall have the following meanings, unless the context clearly indicates otherwise:

               2.1 "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               2.2 "Account" shall mean the records maintained by the Administrator pursuant to this Plan for the purpose of determining the accrued benefit of a Participant or Beneficiary. The Administrator may maintain one or more subaccounts for a Participant as necessary to accurately reflect the interest of the Participant. Each Participant's accrued benefit under the Plan shall be equal to the combined balance of all the subaccounts maintained for the Participant.

               2.3 "Administrator" shall mean the Employee Representatives elected by the Employees of the Company (the "Committee").

               2.4 "Affiliate" shall mean any company or business entity in which Columbia Bancorp or any controlled subsidiary of Columbia Bancorp owns a controlling interest.

               2.5 "Anniversary Date" shall mean the last day of the Plan Year (December 31).

               2.6 "Annual Compensation" shall mean all of the earnings which would be included in the Participant's Form W-2. Annual Compensation shall include only that compensation which is actually paid to the Participant during the applicable Plan Year.

               Annual Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code covering Cafeteria Plans, Cash or Deferred Arrangements under 401(k) Plans, Salary Reduction Arrangements under Simplified Employee Pension Plans, and Tax-Sheltered Annuities, but shall not include contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts that receive special tax benefits.

               The Annual Compensation of each Participant taken into account under the Plan for any year shall not exceed the OBRA '93 Annual Compensation limit of $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of



Page 2-1
fewer than 12 months, the OBRA '93 Annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

               For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 Annual Compensation limit set forth in this provision.

               If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 Annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 Annual Compensation limit is $150,000.

               2.7 "Beneficiary" shall mean any individual, Trustee or other entity who, by the terms of any contract, the terms of the Plan or because of the designation by the Participant pursuant to the terms of the Plan, is entitled to receive any amount or benefit in the event of a Participant's death.

               2.8 "Benefit Commencement Date" shall mean the first date of the first period for which Plan Benefits become payable to a Participant, Alternative Payee (as defined in Section 414(p)(8) of the Code) or Beneficiary. The Benefit Commencement Date shall include the annuity starting date for benefits payable in the form of an annuity and the date benefits first become payable in the case of any other form of benefit. A payment shall not be considered to occur after the Benefit Commencement Date if all payments are actually made merely because actual payment is reasonably delayed for administrative reasons including delay for calculation of the benefit amount.

               2.9 "Break in Service" means a Plan Year during which an Employee has not completed more than 500 Hours of Service.

                        (a) One-Year Break in Service means a Plan Year during
                which an Employee has not completed more than 500 Hours of Service.

                        (b) Five-year Break in Service means five consecutive
                one-year Breaks in Service.

               Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence. In any case in which such hours cannot be determined, eight Hours of Service per day of such absence shall be credited. An absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of



Page 2-2
such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (a) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (b) in all other cases, in the following computation period.

               2.10 The "Code" shall mean the Internal Revenue Code of 1986, as amended, and any succeeding statute of substantially similar effect.

               2.11 "Company" shall mean Columbia Bancorp.

               2.12 "Company Stock" shall mean common stock issued by the Company having a combination of voting power and dividend rights equal to (1) that class of common stock of the Company having the greatest voting power and
(2) that class of stock of the Company having the greatest dividend rights.

               2.13 "Company Stock Account" shall mean the Account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust, contributed to the Trust or received as stock dividends.

               2.14 "Disability" shall mean a disability (while employed by the Company or an Affiliated Company) of a type that entitles the Participant to receive total disability benefits under Social Security.

               2.15 "ERISA" means the Employee Retirement Income Security Act of 1974.

               2.16 "Employee" shall mean any individual considered to be a common law employee who is actually employed by Employer maintaining the Plan or of any Related Employer required to be aggregated with the Primary Employer under Sections 414(b), (c), (m) or (o) of the Code.

               The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code, defined as follows.

               The term "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.


Page 2-3

               A Leased Employee shall not be considered an Employee of the recipient if: (a) such Employee is covered by a money purchase pension plan providing: (i) a nonintegrated Employer Contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the recipient's non-highly compensated work force.

               2.17 "Employer" shall include:

                (a) Columbia Bancorp, the "Primary Employer";

                (b) Any "Participating Employer" which is a Related Employer to the Primary Employer, executes a Participating Employer Agreement and has Employees who are required to be aggregated with the Primary Employer under Sections 414(b), (c), (m), or (o) of the Code; and

                (c) Any successor business to a Primary or Participating Employer which shall adopt and maintain the Plan.

               2.18 "Employment Commencement Date" shall mean the date on which the Employee shall first perform an Hour of Service for the Employer.

               2.19 "Exempt Loan" shall mean a loan to the Trust which complies with the requirements of Section 4975(d)(3) of the Internal Revenue Code.

               2.20 "Forfeiture" shall mean the non-vested portion of a Participant's Account which shall not become part of the Plan Benefit.

               2.21 "Hour of Service" shall be:

                (a) Each hour for which an Employee is paid or entitled to payment by Employer for the performance of duties during the applicable period; and

                (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and



Page 2-4

                (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

                The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the
        Code), or a group of trades or businesses under common control (under
        Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder. Such hours will be credited hereunder regardless of whether such other member or entity has adopted this Plan; excluding, however, service during periods when Employer was not a member of the group or required to be aggregated.

                Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code covering Leased Employees or Section 414(o) of the Code and the regulations thereunder.

                (d) If an Employee's compensation is not determined on an hourly basis, the Hours of Service set forth in (a) above shall be credited on the basis of months worked as follows: a non-hourly paid Employee will be credited with 190 Hours of Service if under (a) above such Employee would be credited with at least one Hour of Service during the month.

               2.22 "Normal Retirement Date" shall mean the date the Participant attains age 55 and completes 15 Years of Service.

               2.23 "Other Investments Account" means an Account of a Participant which is credited with his share of the net income (or loss) of the Trust and Employer Contributions and Forfeitures in other than Company Stock, and which is debited with payments made to pay for Company Stock.

               2.24 The "Plan" shall mean the Columbia Bancorp Restated Employee Stock Ownership Plan set forth herein.

               2.25 "Plan Benefit" shall mean the nonforfeitable interest in a Participant's Account(s).

               2.26 "Plan Year" shall mean the year on which the Plan records are kept, which shall be the 12-month period beginning on the first day of January of each year and ending on the last day of December.


Page 2-5

               2.27 "Related Employer(s)" shall include all corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code), all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code) and all members of an affiliated service group (as defined in Section 414(m) and (o) of the Code) with the Primary Employer.

               2.28 "Trustee" shall mean the trustee or trustees designated by the Company's Board of Directors or any successor designated herein.

               2.29 "Year of Service" shall mean the computation period during which the Employee has performed at least 1,000 Hours of Service with Employer. The computation period shall be as follows:

                (a) For eligibility purposes, a Year of Service shall be as defined in Section 4.1(a) herein.

                (b) For accrual of benefits and vesting purposes, the computation period shall be the Plan Year.

                (c) If an Employer maintains the plan of a predecessor employer, service with the predecessor employer shall be treated as service with Employer for purposes of eligibility and vesting under this Plan.

                (d) Service with Valley Community Bank will be treated as Service with Employer for purposes of eligibility and vesting.

               2.30 "Valuation Date" shall generally mean the last day of the Plan Year . For purposes of determining the value of a Plan Benefit for purposes of Sections 10 and 11, the Valuation Date shall be determined as provided in
Section 9.4.


Page 2-6

                                    Section 3

                                 ADMINISTRATION


               3.1 Assignment of Administrative Authority. A Committee shall be appointed as the "Administrator" to administer the Plan. This Committee shall consist of one or more Employees of Employer. Any member may resign by delivering written resignation to the Committee. Vacancies in the Committee arising by resignation, death, removal, or otherwise, shall be filled as provided below. The Committee shall be the "Administrator" of the Plan and shall be responsible for the administration of the Plan. The Administrator may delegate, from time to time, by written instrument, all or any part of its administrative responsibilities and duties hereunder to a person, persons or organization (including Trustee) approved by the Employer. Any such entity, person or organization shall be a fiduciary and may resign by delivery of a written resignation to the Committee. Vacancies arising by resignation, death, removal or otherwise shall be filled as provided below. The reasonable expenses of such person, persons or organization in carrying out its authority shall be an expense of the administration of the Trust, unless Employer elects to pay such expenses.

               The appointment of the Committee members and the filling of vacancies shall be the responsibility of the Employee Representatives. The Employee Representatives shall consist of one Employee Representative for each county in which an office of Employer is located.

               3.2 Organization and Operation. Administrator shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or by unanimous consent in writing without a meeting.

               Administrator may authorize any one or more of its members to execute any document or documents on behalf of Administrator, in which event Administrator shall notify Trustee in writing of such action and the name or names of its member or members so designated. Trustee shall thereafter accept and rely upon any document executed by such member or members as representing action by Administrator until Administrator shall file with Trustee a written revocation of such designation.

               Administrator may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountants, counsel, specialists and other persons as it deems necessary or desirable in connection with the administration of the Plan. Administrator shall be entitled to rely conclusively upon and shall be fully protected in any action taken by it in good faith in relying upon any opinions or reports which shall be furnished to it by such accountant, counsel or other specialist.

               3.3 Powers and Duties. Administrator shall have the primary responsibility for the administration and operation of the Plan and shall have all powers necessary to carry out the provisions of the Plan. The Administrator shall determine all questions arising in the administration, interpretation and application of the Plan and the interpretation of the



Page 3-1

Administrator shall be final and binding on all parties unless such interpretation is found to be arbitrary and capricious, made in bad faith or erroneous as a matter of law.

               The Administrator shall:

                (a) Determine the eligibility of each Employee for participation in the Plan.

                (b) Establish and maintain Participants' Accounts under the Plan.

                (c) Determine the benefits hereunder to which Participants and their Beneficiaries are entitled.

                (d) Authorize all disbursements by Trustee from the Trust.

                (e) Set down uniform and nondiscriminatory rules of interpretation and administration to the extent necessary or appropriate, which may be modified from time to time in light of Administrator's experience.

                (f) Publish and file or disclose or cause to be published and filed or disclosed all reports and disclosures required by ERISA.

                (g) Direct or assist Trustee in notifying Participants and their Beneficiaries of their elections with respect to withholding requirements applicable to benefit payments and to withhold from such payments, unless Administrator has directed Trustee to withhold.

                (h) Obtain from Participants and their Beneficiaries elections with respect to forms of payment of benefits and obtain spousal consent and waivers where required.

               3.4 Records and Reports. Administrator shall keep records of its proceedings and acts, and shall keep such books of account, records and other data as may be necessary or appropriate for proper administration of the Plan. Administrator shall maintain records with respect to each Participant sufficient to determine the benefits due or which may become due to such Participant. Administrator shall report to each Participant with respect to accrued benefits if such Participant requests such a report in writing pursuant to the Act. Said report shall be sufficient, based upon the latest information available, to inform the Participant of his Plan Benefit under the Plan and the percentage of such benefits which are nonforfeitable under the Plan. Administrator shall be responsible for reporting and disclosure requirements under the Act relating to the Plan, unless another fiduciary of the Plan has agreed to undertake responsibility for one or more specific requirements.


Page 3-2

               3.5 Payment of Expenses. Unless otherwise determined by the Employer, Administrator shall serve without compensation for services as such. Employer may elect to pay all expenses of Administrator. Such expenses shall include any expenses incident to the functioning of Administrator, including, but not limited to, fees of accountants, counsel and other specialists, and other costs of administering the Plan. If an Employer does not elect to pay such expenses, they shall be paid from the Trust Fund.

               3.6 Agent for Service of Process. The agent for service of process for the Plan and Trust shall be the Plan Administrator. No Participant or Beneficiary is entitled to any notice of process unless required by the Act.

               3.7 Indemnity. If the Administrator is an officer, director or Employee of an Employer, Employer agrees to indemnify Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of Administrator or such member.

               3.8 Personal Data to Administrator. Each Participant and each Beneficiary of a deceased Participant must furnish to the Administrator such evidence, data or information as the Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Administrator, provided the Administrator advises each Participant of the effect of his failure to comply with its request.

               3.9 Address for Notification. Each Participant and each Beneficiary of a deceased Participant must file with the Administrator from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Administrator, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

               3.10 Employer's Powers and Duties. The Employer, acting through its Board of Directors, shall have the following duties and responsibilities in connection with the administration of the Plan:

                (a) Making decisions with respect to amending or terminating the Plan.

                (b) Making decisions with respect to the selection, retention or removal of Trustees.

                (c) Periodically reviewing the performance of Trustees, the members of the Plan Administrator, persons to whom duties have been allocated or delegated and any advisers appointed.

                (d) Determining the form and amount of Employer Contributions.


Page 3-3

               The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Board of Directors deems reasonable and prudent under the circumstances.



Page 3-4

                                    Section 4

                                   ELIGIBILITY


               4.1 Eligibility and Commencement of Participation.

                (a) Eligibility Requirements. All Employees (except those excluded under Section 4.4 herein) shall be eligible to participate on the December 31 following their Employment Commencement Date, provided that they have attained age 20 and are credited with at least 1,000 Hours of Service for the Plan Year ending on that December 31.

                An Employee who fails to meet these requirements by the December 31 following his Employment Commencement Date shall participate in the Plan on the subsequent December 31 after he has attained age 20 and has completed at least one full Year of Service in which he is credited with at least 1,000 Hours of Service. For this purpose, the eligibility computation period for determining the one Year of Service shall first be the Plan Year.

                (b) Commencement of Participation. An Employee who has satisfied the eligibility requirements shall become a Participant in the Plan on the December 31 which occurs after the eligibility service requirement is satisfied or the date of attainment of age 20 if it occurs later. An Employee must be employed on the December 31 Entry Date in order to become a Participant.

               4.2 Continued Participation. Temporary layoffs and leaves of absence granted by Employer shall not be deemed to be a termination of employment. Any Participant who fails to return to active employment at or before the expiration of his leave of absence shall be deemed to have terminated his employment as of the date of expiration of his leave of absence, except that should he fail to return because of death or Disability, his service shall be deemed to have continued until the date of his death or the termination of his employment for Disability. Employer, in granting leaves of absence, shall follow uniform rules which shall be consistently applied so that all Participants similarly situated shall be treated alike.

               4.3 Reemployment. If a Participant is rehired after termination of employment with Employer, his Years of Service prior to termination of employment shall be counted for purposes of eligibility and he shall be eligible to participate in the Plan on his reemployment commencement date.

               4.4 Excluded Employees. The following classes of Employees shall not be eligible to participate in the Plan:



Page 4-1

                (a) Bargaining Unit Employees. If an Employee is or shall become included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and Employer, and if retirement benefits were the subject of good-faith bargaining between such Employee representatives and Employer, then any Employee included in such a unit shall not be eligible to participate or to continue to participate in this Plan unless the Employee's coverage under this Plan was provided for in the collective bargaining agreement. The term "employer representatives" does not include any organization of which more than one-half of whose members are Employees who are owners, officers or executives of an Employer.

                (b) Nonresident Aliens. Those Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States shall not be eligible to participate in the Plan.

               4.5 Change in Employment Classification. If a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, such Employee shall participate immediately upon his return to an eligible class of Employees.

               If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the eligibility requirements and would have previously become a Participant had he been in the eligible class.


Page 4-2

                                    Section 5

                         EMPLOYER CONTRIBUTIONS TO PLAN


               5.1 Employer Contributions.

                (a) Determination. For each Plan Year, Employer Contributions under the Plan may be paid to the Trust in such amounts (or under such formula) and at such times as may be determined by the Board of Directors of Employer.

                (b) Exempt Loan Payments. Employer Contributions shall be made in sufficient amounts to cover principal and interest payments on an Exempt Loan pursuant to Section 7. Notwithstanding the foregoing, Employer Contributions may not be made in amounts which would permit the limitation described in Section 16 to be exceeded.

                (c) Form of Contributions. Employer Contributions may be paid to the Trust in cash or in shares of Company Stock, as determined by the Employer's Board of Directors; provided that Employer Contributions shall be paid in cash in such amounts, and at such times (subject to the limitations described herein), as needed to provide the Trust with funds sufficient to pay in full when due any principal and interest payments required by a loan incurred by Trustee to finance the acquisitions of Company Stock, except to the extent such principal and interest payments have been satisfied by the Trustee from cash dividends paid to it with respect to Company Stock.

               5.2 Limitations on Contributions. In no event shall the amount of Employer's Contributions for a Plan Year exceed:

                (a) The maximum amount allowable as a deduction to Employer under the provisions of Section 404 of the Code, as amended.

                (b) An amount which would cause an allocation to be made to a Participant's Account which would exceed the maximum "annual addition" permitted to be allocated to a Participant's Account under Section 415 of the Code, as amended, which cannot be returned or reallocated pursuant to the provisions of Section 16.

               5.3 Time of Payment. Employer shall pay to Trustee its contribution for each fiscal year on or before the time prescribed by law for filing Employer's federal tax return for such year, including granted extensions of time, and such contribution shall be treated as though it was paid on the last day of such year, unless otherwise designated.


Page 5-1

               5.4 Conditional Employer Contributions.

                (a) Conditional Contributions. All Employer Contributions made by Employer under this Plan to this Trust are conditioned upon the deductibility of such contributions under Section 404 of the Code.

                (b) Return to Employer. Upon Employer's request, an Employer Contribution may be returned to Employer if the surrounding facts and circumstances indicate that:

                        (i) The contribution is attributable to a good-faith
                mistake of fact; or

                        (ii) In the case of a disallowance of a deduction of a
                contribution conditioned on its deductibility under the Code, a good-faith mistake is made in determining the deductibility of the contribution.

                The return to Employer of the amount of the contribution involved must be made within one year of the mistaken payment of the contribution, or the date of disallowance of the deduction, as the case may be. The return to Employer may occur even if a resulting adjustment is made to the Accounts of Participants which are partially or entirely nonforfeitable under Section 8 herein. The amount which may be returned shall be the excess of (a) the amount contributed over (b): (i) the amount that would have been contributed had there not occurred a mistake of fact, or (ii) the amount that would have been contributed had the deduction been limited to the amount that is deductible after any disallowance. Earnings attributable to the contribution to be returned may not be returned to Employer, but losses attributable thereto must reduce the amount to be returned. If the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual account balance of any Participant to be reduced to less than the balance which would have been in the account had the mistaken or nondeductible amount not been contributed, then the amount to be returned shall be limited so as to avoid such reduction.

               5.5 Employee Contributions. Participant Contributions shall not be required or permitted.


Page 5-2

                                    Section 6

                      ALLOCATION OF EMPLOYER CONTRIBUTIONS


               6.1 Participants' Accounts. Administrator shall establish and maintain accounts in the name of each Participant.

                (a) Company Contribution Accounts. All Employer Contributions for a Plan Year shall be allocated to a Company Contribution Account when paid. There shall be a Company Stock Account and an Other Investments Account for each Participant.

                (b) Suspense Account. Company Stock purchased with the proceeds of a loan pursuant to Section 7, shall be held in a Suspense Account pending release and reallocation to other Accounts as the Loan is paid.

               6.2 Allocations to Participants' Accounts.

                (a) Separate Accounts. Separate Company Stock Accounts and Other Investments Accounts will be established to reflect Participants' interest under the Plan. Records shall be kept by the Administrator from which can be determined the portion of each Other Investments Account which at any time is available to meet obligations under a loan in accordance with Section 7.

                (b) Company Stock. The Company Stock Account maintained for each Participant will be credited with his allocable share determined under
        Section 7 of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust, with Forfeitures of Company Stock, and with any stock dividends on Company Stock allocated to his Company Stock Accounts to the extent such dividends are not distributed pursuant to Section 11.6. Company Stock acquired by the Trust with the proceeds of a loan obtained pursuant to
        Section 7 shall be allocated to the Company Stock Accounts of Participants according to the method set forth in Section 7, as the Company Stock is released from Suspense Accounts.

                (c) Other Investments. The Other Investments Account under the Plan maintained for each Participant will be credited (or debited) with its allocable share of the net income (or loss) of the Trust, with any cash dividends on Company Stock allocated to his Company Stock Accounts to the extent such dividends are not distributed pursuant to Section 11.6, and with Employer Contributions which have not been used to make principal and interest payments on a loan or to purchase Company Stock and with Forfeitures in other than Company Stock. Each Other Investments Account will be debited for its share of any cash payments for the acquisition of Company Stock for the benefit of Company Stock Accounts and for any repayment of principal or interest on any loan chargeable to Participants' Company Stock Accounts;


Page 6-1
        provided that only the portion of each Other Investments Account which is available to meet obligations under loans shall be used to pay principal or interest on a loan.


               6.3 Allocations of Contributions and Forfeitures. The Company Stock and Other Investments held in the Company Contribution Accounts under the Plan, and Forfeitures incurred for each Plan Year, shall be allocated as of the last day of such Plan Year (even though receipt of the Employer Contributions by the Trustee may take place after the close of such Year) among the Company Stock and Other Investments Accounts of all Participants who have performed at least 1,000 Hours of Service during the Plan Year in proportion to the ratio which their Annual Compensation for the year bears to the Annual Compensation of all participating Employees for the year. Annual allocations shall be subject to the provisions of Section 6.4 covering partial year allocations.

               6.4 Partial Year Allocation.

                (a) Initial Year. With respect to the initial Plan Year in which an Employee commences participation, the allocation shall be based upon the Participant's Annual Compensation for the entire Plan Year.

                (b) Termination Year. With respect to a Plan Year during which a Participant terminates employment for any reason other than retirement, disability or death, the Participant (or Beneficiary) shall not be entitled to share in the allocation of Employer Contributions and Forfeitures made for that Plan Year unless the Participant is employed on the last day of the Plan Year.

                (c) Special Allocation Upon Death, Disability or Retirement. If the Participant's termination of employment is on account of Death, Disability or attainment of Normal Retirement Age under the Plan, the Participant (or Beneficiary) shall share in the Employer's Contributions and any Forfeitures made and allocated for the Plan Year during which the Participant's termination of employment occurs, regardless of the number of Hours of Service performed during the Plan Year or whether the Participant was employed on the last day of the Plan Year.

               6.5 Overall Limitation on Allocations. The allocation made to a Participant's Account(s) each Plan Year shall be subject to the additional limitations contained in Section 16 herein.

               6.6 Restriction on Allocating Company Stock to Section 1042 Selling Shareholders. No portion of the assets of the Plan attributable to (or allocable in lieu of) Company Stock, which was not readily tradable on an established securities market, acquired by the Plan in a sale to which Section 1042 of the Code applies may be allocated directly or indirectly or accrued under the Plan during the non-allocation period for the benefit of the following individuals:

                (a) Any shareholder of the Employer who makes an election under
        Section 1042(a) of the Code with respect to Company Stock;


Page 6-2

                (b) Any individual who is related to the shareholders referred to in (a) above within the meaning of Section 267(b) of the Code;

                (c) Any person who owns after the application of Section 318(a) of the Code (without regard to the employee trust exception in paragraph
        (2)(B)(i)) more than 25 percent:

                        (i) Any class of outstanding stock of the Employer or of
                any corporation which is a member of the same controlled group of corporation (within the meaning of Section 409(l)(4) of the Code; or

                        (ii) The total value of any class of outstanding stock
                of any such corporation.

               For purposes of this paragraph, the non-allocation period shall mean the period beginning on the date of the sale of the Company Stock and ending on the later of the date which is 10 years after the date of such sale or the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

               For purposes of this paragraph, a more than 25 percent shareholder shall be treated as failing to meet the stock ownership limitation if such person fails such limitation at any time during the one-year period ending on the date of sale of Company Stock to the Plan or on the date as of which Company Stock is allocated to Participants in the Plan.



Page 6-3

                                    Section 7

                      EXEMPT LOANS TO ACQUIRE COMPANY STOCK


               7.1 Acquisition of Company Stock. The Trustee is expressly authorized to acquire Company Stock for cash. However, Company Stock may be purchased with borrowed funds if such borrowed funds constitute an exempt loan, pursuant to Section 7.2.

               7.2 Exempt Loans. Administrator may direct Trustee to obtain loans. Any such loan will meet all requirements necessary to constitute an "exempt loan" within the meaning of Section 4975(d)(3) of the Code and Treasury Regulation 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of the Participants and their Beneficiaries. The proceeds of any such loan shall be used, within a reasonable time after the loan is obtained, only to purchase Company Stock, repay the loan, or repay any prior loan.

               "Exempt Loan" means any loan described in Section 4975(d)(1) of the Code to the Trustee made or guaranteed by a disqualified person (within the meaning of Section 4975(e)(2) of the Code), including, but not limited to, a direct loan of cash, a purchase money transaction, an assumption of an obligation of the Trustee, an unsecured guarantee or the use of assets of a disqualified person (within the meaning of Section 4975(e)(2) of the Code) as collateral for a loan.

               An Exempt Loan shall meet the following conditions:

                (a) The stock purchased must be the sole collateral for the Exempt Loan and the creditor shall have no recourse against the Trust except with respect to such collateral, contributions that are made to the Plan to meet its obligations under the Exempt Loan (other than contributions of Company Stock), and earnings attributable to such collateral and the investments of such contributions.

                (b) Any such Exempt Loan must be at a reasonable rate of interest (as determined under Treasury Regulation 54.4975-7(b)(7)), and all other terms of the Exempt Loan must be commercially reasonable.

                (c) Any such Exempt Loan must be for a specific term and cannot be payable at the demand of any person except in the case of default.

                (d) The Exempt Loan shall be repaid only from contributions by the Employer to the Trust, from amounts earned from the collateral, from collateral given for the Exempt Loan in the event of a default on such loan, and dividends paid by the Employer attributable to shares allocated to Company Stock Accounts of Participants and used to make payments on an Exempt Loan.

                (e) The transaction is primarily for the benefit of the Participants and their Beneficiaries.


Page 7-1

               7.3 Release of Company Stock from Suspense Account. The Exempt Loan must provide for a release from encumbrance of Plan Assets used as collateral for the loan. The purchased shares shall be maintained in a Suspense Account.

               The number of shares to be released will be determined in the following manner:

                (a) Special Rule. If the Exempt Loan provides annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of principal and interest over 10 years, and if (at the time of any renewal, extension or refinancing of such Exempt Loan) the sum of the expired duration of the Exempt Loan including any renewal or extension period of such Exempt Loan and the duration of any new loan does not exceed 10 years, then for each Plan Year during the duration of the Exempt Loan the number of shares of Company Stock released from such pledge shall equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the principal paid in such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal to be paid for all future years. Such years will be determined without taking into account any possible extension or renewal periods. To the extent that the net proceeds received by the Plan in respect of any Exempt Loan exceed the stated principal amount of the Exempt Loan that portion of any interest payment that would be deemed to be a repayment of principal under standard loan amortization tables shall be treated as principal paid or principal to be paid, as the case may be, for purposes of the above calculation.

                (b) General Rule. If the Exempt Loan does not satisfy the conditions stated in subparagraph (a), then for each Plan Year during the duration of the Exempt Loan, the number of shares of Company Stock released from such pledge shall equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the sum of principal and interest paid in such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. The number of future years will be determined without taking into account any possible extension of renewal periods and will be definitely ascertainable. If the interest rate on the Exempt Loan is variable, the interest to be paid in all future years for purposes of this paragraph will be computed by using the interest rate applicable as of the last day of the applicable Plan Year.

               The shares released during any fiscal year shall be allocated in accordance with Section 6 to the Accounts of Participants who satisfy the requirements of such section for such year.

               7.4 Employer Guarantee. Notwithstanding any provision herein, Employer may guarantee repayment of such loan by the Trust to any creditor thereof.


Page 7-2

               7.5 Restrictions of Company Stock Acquired With Exempt Loan. No security acquired with borrowed funds may be subject to a "put", call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, except as provided in Sections 11.8, 11.9 and 11.10.


Page 7-3

                                    Section 8

                                     VESTING


               8.1 Vested Interest in Accrued Benefit. Except as provided in Sections 5.4 and 8.3, a Participant shall have a vested interest in his Accrued Benefit in the Employee Stock Ownership Plan derived from Employer Contributions and accumulations thereon as follows:

               Years of Service                           Vested Interest
               ----------------                           ---------------
               Less than 2 years                                0%
               2 years but less than 3                         20%
               3 years but less than 4                         40%
               4 years but less than 5                         60%
               5 years but less than 6                         80%
               6 years or more                                100%

               8.2 Vesting Years of Service. For the purpose of determining Years of Service for vesting purposes:

                (a) Years of Service shall be Plan Years as defined in Section 2.29; provided, however, the Employee need not be employed at the beginning or the end of the Plan Year if at least 1,000 Hours of Service have been performed during the Plan Year.

                (b) Years of Service after a Break in Service shall not be taken into account to increase a Participant's vested percentage in Accrued Benefits which accrued prior to the Break in Service if the Participant incurs a five-year Break in Service. Separate Accounts shall be established pursuant to Section 8.6 to account for pre-break and post-break Accrued Benefits.

               8.3 Retirement, Death and Disability. A Participant's interest in his Accrued Benefit shall be fully vested regardless of his Years of Service upon the occurrence of (a) attainment of Normal Retirement Date, (b) death while employed by Employer or, (c) Disability.

               8.4 Forfeitures. A Forfeiture will be deemed to occur when a Participant incurs a one-year Break in Service and either has no vested interest under the Plan, or has received a cash-out distribution upon termination of participation in the Plan.

               A cash-out distribution must consist of the Participant's entire vested account balance(s). If the vested value of the Participant's account balance(s) is zero upon termination (due to a 100 percent Forfeiture), the Participant shall be deemed to have received a cash-out distribution of the accrued benefit. The Forfeiture of the non-vested account balance(s) shall


Page 8-1
occur as of the last day of the Plan Year during the which the cash-out distribution is made or is deemed to have been made.

               8.5 Allocation of Forfeitures. Any amount in a Participant's Account which is not vested upon the Participant's termination of employment in accordance with the Plan's vesting schedule shall be held in an unallocated Account in accordance with the following procedure:

                (a) If the Participant resumes employment prior to the time when a Forfeiture occurs, the Account shall be credited back to his Participant Account.

                (b) If the Participant does not resume employment prior to the time when a Forfeiture occurs, the Account shall be forfeited and shall be reallocated and applied on the last day of the Plan Year during which the Forfeiture occurs in accordance with the provisions of the Plan applicable at that time.

                (c) The amount of any Forfeiture shall first be deducted from the Participant's Other Investment Accounts. If the Participant's Other Investment Accounts are not sufficient, the remainder of the Forfeiture shall be deducted from the Participant's Company Stock Account.

                (d) The Account shall share in allocations of Trust income and losses and market value adjustments and shall be treated as a part of the Participant's Account for such purposes.

                (e) In the event of a discontinuance of contributions or a termination of Employer's Plan which requires full vesting of the affected Participant's Account, and if such event occurs at a time before a Forfeiture occurs with respect to an affected terminated Participant's non-vested account balance(s), then the unallocated Accounts of such terminated Participants shall be credited back to the Participant's Account(s) and shall be fully vested and nonforfeitable.

               8.6 Separate Accounts For Post- and Pre-Break Benefits of Rehired Participants. If a Participant who was not fully vested resumes employment after incurring a one-year Break in Service, and has not received a cash-out distribution, the following Accounts shall be established:

                (a) A new Account shall be created for the Participant for allocations of Employer Contributions and Forfeitures made after resumption of employment. The Account shall be subject to the vesting schedule under Section 8.1, taking into account Years of Service before and after the one-year Break in Service occurred.

                (b) The undistributed balance of the Participant's old Account shall be carried as a separate Account which shall be fully vested.



Page 8-2

                (c) At such time as the post-break Account established under (a) becomes fully vested, the two Accounts shall be combined.

                (d) In the event the Participant is rehired before incurring a five-year Break in Service, repays the amount of the distribution as provided herein and has the Forfeiture restored, then the Accounts established hereunder shall be combined with the paid back and restored amounts and shall be subject to the vesting schedule under Employer's Plan, taking into account Years of Service before and after the Break in Service.

               8.7 Treatment of Forfeitures on Rehire. If a Participant incurs a Forfeiture and is subsequently rehired, the Forfeiture shall remain forfeited or shall be restored as follows:

                (a) After Five Years. If the Participant is rehired after incurring a five-year Break in Service, Years of Service after such five-year Break in Service period shall not be counted for purposes of determining the Participant's vested interest in pre-break benefits, and the Forfeiture incurred shall remain forfeited.

                (b) Before Five Years.

                        (i) If the Participant is rehired before incurring a
                five-year Break in Service and received or is deemed to have received a cash-out distribution before being rehired, any Forfeiture which occurred prior to rehire shall be restored if the Participant repays to the Plan the full amount of the cash-out distribution and the repayment is made on or before the earlier of the following times: (a) five years after the first date on which the Participant is subsequently rehired or (b) the close of the five-year Break in Service period commencing after the distribution.

                        The restored amount shall be the same dollar amount
                which was forfeited, unadjusted for gains or losses occurring subsequent to the date of the Forfeiture. The restored amount shall be made first from the Forfeitures occurring during the Plan Year in which the repayment is made, and if necessary the Employer(s) shall contribute an amount to make the required restoration. If the Participant does not repay as provided above, the Forfeiture shall remain forfeited.

                        (ii) If the Participant's entire Account was forfeited,
                and no actual distribution of any Plan Benefit was distributed before rehire, then any Forfeiture which occurred prior to rehire will be restored if the Participant is rehired within the five-year period prescribed above. For purposes of applying the repayment and restoration provisions above, the rehired Participant shall be treated as repaying his deemed cash-out distribution on the date of rehire.


Page 8-3

                        The amount repaid by the Participant, if any, and the
                amount restored by the Plan on behalf of the Participant shall be used to purchase Company Stock (based on the most recent Company Stock Valuation) which shall be allocated to the Participant's Company Stock Account.

               8.8 Special Account - Rehire Prior to Forfeiture. If a distribution is made to a partially vested Participant before a one-year Break in Service occurs and the Participant is rehired before a one-year Break in Service occurs, the following provisions shall apply:

                (a) No Forfeiture shall occur, and the Participant's unallocated Account established hereunder shall be credited back to the Participant's Account; and

                (b) A separate Account shall be established for the Participant's interest in the Plan as of the time of distribution; and

                (c) At any relevant time, the Participant's vested portion of the separate Account shall not be less than the amount ("X") determined by the formula: X = P (AB + D) - D. For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the account balance at the relevant time; and D is the amount of distribution.

               8.9 Amendment of Vesting Schedule. No amendment of the vesting schedule shall directly or indirectly deprive a Participant of nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or the change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment.

               An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

               The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                (a) 60 days after the amendment is adopted;

                (b) 60 days after the amendment becomes effective; or

                (c) 60 days after the Participant is issued written notice of the amendment by Employer or Administrator.



Page 8-4

               8.10 Forfeitures - Multiple Employers. Forfeitures resulting from contributions of all Employers shall be reallocated for the benefit of Participants and Beneficiaries of the Primary Employer and all Participating Employers in the manner designated without regard to which contributing group member employs the Participant.

               For purposes of determining and allocating a Participating Employer's Contribution, a Participant's compensation includes compensation from all Participating Employers. If a Participant receives compensation from more than one Participating Employer during a Plan Year, Administrator shall determine Employer's Contribution and allocations to Participant by prorating the Participant's compensation among the Participating Employers.

               8.11 Transferred or Rollover Accounts. If Employer's Plan shall receive any Accounts as a result of a rollover or a plan transfer, such Accounts shall be fully vested and nonforfeitable.

               8.12 Forfeiture Due to Inability to Locate. If a Participant's Plan Benefit becomes payable and the Administrator, after a reasonable search cannot locate the Participant (or his Beneficiary who is entitled to payment), the Plan Benefit shall be forfeited as provided in Section 10.9 herein. If the Participant or his Beneficiary subsequently presents a valid claim for benefits, the Administrator shall reinstate the Plan Benefit in the manner provided in
Section 10.9.



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

                                    Section 9

                             ACCOUNTS AND VALUATION


               9.1 Valuation of Assets.

                (a) Non-Company Stock Assets. Trustee, as of the last day of each Plan Year (and at such other time or times as Administrator shall direct), shall determine the net worth of the assets of the Trust Fund (other than Company Stock Accounts) and report such value to Administrator in writing. In determining such net worth Trustee shall evaluate the assets of the Trust Fund at their fair market value as of such Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from Employer or from the Fund. Such valuation shall not include any contribution made by Employer for the fiscal year ending as of such Valuation Date and shall not include any investments in Company Stock.

                The value thus determined shall be allocated to the "Other Investment Accounts" of each Participant in a ratio which each such Participant's "Other Investment Accounts" as of the accounting date, excluding segregated accounts, bears to the account balances as of the accounting date and prior to such evaluation, or all Participants' "Other Investment Accounts", excluding segregated accounts. Company Stock in "Company Stock Accounts" shall not be taken into account in such allocation.

                (b) Company Stock. If Company Stock is readily tradable on an established securities market, the fair market value of Company Stock shall be based upon the offering price established by current bid and asked prices quoted by persons independent of the Company, pursuant to
        Section 3(18)(A)(ii) of ERISA. In the absence of Company Stock trading on an established securities market, all valuations of Company Stock pursuant to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Section 170(a)(1) of the Code.

               9.2 Nonreversion. Under no circumstances shall any part of the corpus or income of the Trust (including Forfeitures) ever revert to or inure to the benefit of Employer or be used for any purpose whatsoever other than for the exclusive purposes of providing benefits to Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan, except as provided in Section 5.4.

               9.3 Adjustment of Accounts. As of the Anniversary Date (and at such interim Valuation Date as Administrator may direct), and before crediting the amount of any contributions and Forfeitures for the year of Employer allocated to the Participants, Administrator shall adjust and make allocations to the Accounts of Participants, as follows:


Page 9-1

                (a) In the case of Participants who first became Participants during the current Plan Year, or whose Accounts have been segregated pursuant to Section 10, no allocation shall be made to their Accounts.

                (b) In the case of all other Participants, their Accounts, including unallocated Forfeiture Accounts under Section 8.5, shall be adjusted as follows:

                        (i) Adjust the Account to reflect proportionately any
                adjustment of fair market value of assets made pursuant to
                Section 9.1.

                        (ii) Allocate proportionately to the Account any income
                or losses incurred by the Trust.

                        (iii) Such adjustment of and allocation to the Account
                shall be made in the proportion that the value of the Account on the preceding Valuation Date bears to the value on the preceding Valuation Date of the Accounts of all such Participants.

                (c) In the case of all Participants who are entitled to share in Employer Contributions and Forfeiture allocations for the current year, there shall be credited to each such Participant's Account that portion of Employer's current contribution and Forfeitures accruing during the current year that is allocable to them and any Company Stock released from the Suspense Account, as provided in Sections 6 and 7 herein.

                (d) The time determined by Administrator for adjustment hereunder shall be the "Valuation Date" which shall be at least once each Plan Year.

               9.4 Valuation of Accounts Upon Termination. Should a Participant terminate employment, retire, become disabled or die, the Participant's Accounts shall be valued on the date of distribution.

               9.5 Transferred Accounts. Assets received on behalf of a Participant as rollovers and assets transferred from other plans shall be accounted for in a separate Account. Transfers from other plans and rollovers may be combined with the Participant's Account(s) under this Plan when the Participant's Account(s) under this Plan becomes fully vested, unless required to be separately accounted for.



Page 9-2

                                   Section 10

                                    BENEFITS


               10.1 Retirement. When a Participant attains the Normal Retirement Date and terminates employment with Employer, Administrator shall direct Trustee to distribute the Plan Benefit to the Participant pursuant to the provisions of this Plan.

                (a) Normal retirement shall occur when a Participant reaches the Normal Retirement Date designated in Section 2.22 and terminates employment with Employer.

                (b) Deferred retirement may occur if a Participant continues employment with Employer beyond the Normal Retirement Date. During any period of continued employment, the Participant shall continue to participate in the Plan until actual retirement, when participation shall cease.

               10.2 Death.

                (a) Benefits. Upon the death of a Participant, Administrator shall direct Trustee to distribute the Participant's Plan Benefit to the Beneficiaries designated pursuant to the applicable provisions of this Plan. The Plan Benefit shall be equal to the value of the deceased Participant's Account(s) which have not been distributed at the time of death or the survivor's portion of any annuity which has been purchased for the Participant. The deceased Participant's Account(s) shall include the proceeds of any life insurance policies on the life of the Participant earmarked for such Accounts and the proceeds shall be distributed to the Beneficiary. Any key man life insurance acquired as a general asset of the Trust and not earmarked for the deceased Participant's Account shall be treated as a gain to the Trust and allocated proportionately, based upon account balances to all Trust Accounts (except segregated accounts) as of the date of death.

                (b) Proof of Death. Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the Account value of a deceased Participant or former Participant as Administrator may deem desirable.

                (c) Designation of Beneficiary. Each Participant may designate a Beneficiary of the Participant's Plan Benefit which becomes payable on account of the death of the Participant. Such designation shall be made in a form satisfactory to Administrator and in accordance with the requirements of Section 401(a)(9) of the Code and the applicable regulations. The designation shall name a specific Beneficiary or Beneficiaries. A valid irrevocable trust with identifiable trust beneficiaries may be designated if a copy of the trust instrument is provided to Administrator prior to the date of Participant's death. Any Participant may, at any time, revoke or change the



Page 10-1
        designation of Beneficiary by filing written notice of such revocation or change with Administrator. Any change requires a new designation made in accordance with these provisions and shall automatically revoke all prior designations.

                A designation or change of a designation by a married Participant of a Beneficiary other than the surviving spouse shall not be effective unless one of the following applies:

                        (i) The spouse (or the spouse's legal guardian if the
                spouse is legally incompetent) executes a consent in writing that acknowledges the identity of the specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) who will receive the benefit. If the designation is a trust, the Participant's spouse need only consent to the trust and need not consent to the specific trust Beneficiaries or changes to Beneficiaries.

                        (ii) The spouse (or the spouse's legal guardian if the
                spouse is legally incompetent) executes a general consent which permits the Participant to change the beneficiary designation without any requirement of further consent by the spouse. A general consent executed after October 21, 1986, must state that the spouse has the right to limit consent to a specific Beneficiary (or a specific optional form of benefit where applicable) and that the spouse voluntarily elects to relinquish such right.

                        (iii) The consent cannot be obtained because (a) the
                spouse cannot be located, (b) the Participant obtains a court order (in the absence of a Qualified Domestic Relations Order) that the Participant is legally separated or has been abandoned by his or her spouse (within the meaning of local law), or (c) because of other circumstances provided by applicable regulations.

                        Any consent must be in writing and be witnessed by a
                plan representative or a notary public. The consent may, by its terms, preclude the spouse from revoking the consent after it has been given.

                (d) Effect of Divorce. If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply subject to any applicable qualified domestic relations order:

                        (i) If the Participant is married at death but was
                unmarried when the designation was made, the designation shall be void unless the spouse had consented to it in the manner prescribed above.

                        (ii) If the Participant is unmarried at death but was
                married when the designation was made, any designation of the ex-spouse as a Beneficiary shall be void but a designation of a non-spouse Beneficiary shall remain valid.



Page 10-2

                        (iii) If the Participant was married when the
                designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

                (e) Failure to Designate a Beneficiary. If any Participant shall fail to designate a Beneficiary, if all designated beneficiaries shall have predeceased the Participant, or if the beneficiary designation on file with Administrator is not valid at the time of Participant's death, then Administrator shall distribute the Participant's Plan Benefits as follows:

                        (i) To the Participant's surviving spouse, or if there
                be none surviving,

                        (ii) To the Participant's children, in equal shares, or
                if there be none surviving,

                        (iii) To the estate of the Participant.

               10.3 Disability. In the event of a Participant's Disability, Administrator shall direct Trustee to distribute his Plan Benefit to him pursuant to the provisions of the Plan.

               A Participant who is disabled as defined in Section 2.14 herein may, by giving at least 90 days' notice, direct the Administrator to distribute all or a portion of the Participant's nonforfeitable account balance as an accident or health disability benefit.

               10.4 Termination of Employment. If a Participant shall terminate employment with Employer for any reason other than those specified in the preceding paragraphs of this section, participation in the Plan shall cease, the Participant's Account(s) shall be subject to the vesting schedule in Section 8.1, and the Participant's Plan Benefit shall be distributed pursuant to the following provisions of the Plan.

               10.5 Minimum Required Distributions. Any distribution provisions which are required in order to comply with Section 401(a)(9) of the Code and the regulations thereunder shall override any inconsistent distribution provisions in the Plan. The distribution of a Participant's interest in the Plan must begin by the Required Beginning Date defined in Section 11.4. The amount of the distribution must satisfy the minimum distribution requirements under Section 401(a)(9) of the Code and the applicable Treasury Regulations, including the minimum distribution incidental benefit requirement ("MDIB") of Section 1.401(a)(9)-2 of the Treasury Regulations.

               The minimum distribution to be made each year will be an amount equal to the quotient obtained by dividing the Participant's adjusted account balance by the life expectancy of the Participant (or the joint life and last survivor's expectancy of such Participant and his or her designated Beneficiary). Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Treasury Regulations. For purposes of this computation, a Participant's life expectancy may be



Page 10-3
recalculated (but not more frequently than annually) upon the written election of the Participant (or his spouse - Beneficiary, if Participant has died) made no later than the time of the first required minimum distribution under this election. The election shall be irrevocable and shall apply with respect to the Participant (or spouse) and to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

               The Participant's adjusted account balance for purposes of this section shall be the account balance as of the latest Valuation Date in the valuation calendar year (the calendar year immediately preceding the distribution calendar year for which a minimum distribution is being made) increased by any contributions or Forfeitures allocated to the Account and decreased by any distributions made from the Account subsequent to such Valuation Date and by the December 31 of the valuation calendar year. Any portion of the minimum distribution for the first distribution calendar year is made after the close of that year shall be treated as a distribution made in the first distribution calendar year.

               The minimum required distribution for the first distribution calendar year must be made by the Required Beginning Date. The minimum required distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this section if the contract complies with the requirements of Section 401(a)(9) of the Code and the applicable Treasury Regulations.

               If the Participant's spouse is not his designated Beneficiary, the method of payment to the Participant (beginning on or after the Participant's required beginning date and before his death) shall not provide more than incidental benefits to the Beneficiary. A Participant's benefit shall satisfy the minimum distribution incidental benefit ("MDIB") requirements described in Treasury Regulation Section 1.401(a)(9)-2 and shall be computed using the lesser of the applicable life expectancy factor set forth in Treasury Regulation Section 1.401(a)(9)-1 or the applicable MDIB divisor set forth in Treasury Regulation Section 1.401(a)(9)-2. The MDIB divisor shall be disregarded following the Participant's death.

             10.6 Income Tax Withholding and Reporting. Prior to making any distribution to Participants or Beneficiaries, Administrator shall require the recipient to complete the applicable income tax withholding certificate for distributions from qualified retirement plans (IRS Form W-4P). Administrator shall also complete and file with the appropriate agencies, if required by law, the Statement for Recipients of Total Distributions (IRS Form 1099-R) and any other reports required by law. Administrator shall also comply with any similar requirements applicable for state income tax purposes.

               10.7 Spendthrift Clause. The provisions hereof are intended as personal protection for the Participants. No Participant shall have any right to assign, anticipate or hypothecate his Account, nor shall any such assets be subject to seizure by legal process or be in any way subject to the claims of any creditor of such Participant; provided, however, a Participant may pledge his vested interest under this Plan herein as security for a loan made from the Trust to the Participant which is exempt from the tax imposed by Section 4975 of the



Page 10-4

Code by reason of Section 4975(d)(1) of the Code, and provided further, Administrator may direct trustee to comply with a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code and in compliance with the procedures set forth in Section 414(p) of the Code and any applicable regulations issued thereunder. Administrator may disregard any assignment of an interest in the Plan to the extent the assignment is security for a participant loan which is not exempt under Section 4975(d)(1) of the Code.

               10.8 Missing Participants or Beneficiaries. In the event a distribution is to be made to a Participant or a Beneficiary who cannot be located after the benefit becomes payable, the Administrator shall make reasonably diligent attempts to ascertain the whereabouts of the Participant or Beneficiary, by notifying any such Participant or Beneficiary by certified or registered mail addressed to his last known address of record with the Administrator or Employer that he is entitled to a distribution under the Plan. If the Participant or Beneficiary fails to claim his distributive share or make his whereabouts known in writing to the Administrator within six months from the date of mailing of the notice, the account shall be forfeited and allocated to those Participant's entitled to an allocation of forfeitures pursuant to Section 6 as of the last day of the Plan Year coinciding with or following the expiration of the six-month period. In the event the Participant or Beneficiary is located subsequent to the forfeiture and makes a claim for benefits, the forfeited benefit shall be reinstated and restored to the same dollar amount of the benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. Administrator shall make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim first from the amount, if any, of forfeitures occurring during the Plan Year in which the reinstatement occurs and then from the amount, or additional amount, Employer shall contribute to enable Administrator to make the required restoration. Administrator shall direct Trustee to distribute the Participant's or Beneficiary's restored account to him not later than 60 days after the close of the Plan Year in which the Administrator restores the forfeited benefit.



Page 10-5

                                          Section 11

                                   FORM AND TIME OF PAYMENT`


               11.1 Benefit Elections. If the Participant is eligible to receive a Plan Benefit in excess of $5,000, the Administrator shall provide a benefit election notice to a Participant at least 30 days (unless waived) and not more than 90 days prior to the Benefit Commencement Date.

               Such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and this
Section 11.1, provided that:

                (a) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option).

                (b) If Employer's Plan provides an Annuity option form of payment, the distribution cannot commence within seven days after the notice is provided, and the Participant's spouse must be provided with the notice and must consent to the earlier distribution

                (c) The Participant, after receiving the notice, affirmatively elects a distribution.

               The notice shall explain the optional forms of benefit under the Plan, including the material features and relative values of the options, and the Participant's right to defer distribution until the Participant attains the later of age 62 or the Normal Retirement Date. A benefit election shall not be made before the Participant receives the benefit election notice and shall not be made prior to the Benefit Commencement Date. Optional forms of benefit may not be conditioned upon the discretion of Employer, Administrator, Trustee, fiduciary, independent third party or any other person (other than the Participant) except for such administrative discretion as may be permitted by regulations.

               11.2 Medium of Payment. Distribution of a Participant's Plan Benefit will be made in the following manner: at least 30 days prior to the Benefit Commencement Date the Participant or Beneficiary entitled to such distribution will be notified in writing by the Administrator of his right to demand that all or any part of the distribution be made in shares of Company Stock; provided, however, if Company Stock is readily tradable on an established market, a Participant does not have the right to demand distribution in the form of Company Stock. The Participant or Beneficiary, may, within 15 days following the date of the Administrator's notification of such right (if required), notify the Administrator in writing of his demand that all or a specified portion of the distribution be made in whole shares of Company Stock. If the Participant or Beneficiary exercises such right of demand, the balance



Page 11-1
in the Participant's Other Investment Accounts, to the extent necessary to comply with such demand, will be used to acquire whole shares of Company Stock for distribution at the then fair market value (as determined by the Administrator pursuant to Section 9.1(b)), with the value of the fractional shares distributed in cash. In the absence of the timely exercise of such right as set forth above, or if the Participant demands that less than all of such distribution be made in shares of Company Stock, distribution of the Participant's Accounts, or the portion thereof not demanded in shares of Company Stock, will be made in shares of Company Stock. The right of a Participant to receive a distribution in shares of Company Stock pursuant to this Section shall not apply to the extent the Participant is a Qualified Participant who makes a valid and timely election for a distribution pursuant to Section 12.10.

               11.3 Method of Payment. The distributions provided hereunder shall be made in one of the following forms as determined by the Participant. The distribution of Company Stock shall be valued at its fair market value on the date of its distribution. The minimum required distributions made pursuant to Section 10.5 may be paid in annual installments.

                (a) A lump-sum payment of the amount of Plan Benefit distributable at the applicable time.

                (b) Installment Payments. Distributions may be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under other provisions of the Plan. In no event shall such distribution period exceed the period permitted in
        Section 401(a)(9) of the Code, if applicable. The amount shall be segregated in a segregated account. The installment payments will include accrued net income derived from the segregated account and will reflect any increase or decrease in value of the segregated assets.

                If the fair market value of Participant's Account attributable to Company Stock is in excess of $735,000 (multiplied by the Adjustment Factor as prescribed by the Secretary of the Treasury) as of the date distribution is required to begin, distributions shall be made in substantially equal annual payments over a period not longer than five years plus an additional one year (up to an additional five years) for each $145,000 increment or fraction of such increment, by which the value of the Participant's Account exceeds $735,000 (as indexed), unless the Participant otherwise elects under the other applicable provisions of the Plan. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code.

                (c) Direct Rollovers.

                        (i) General. A Distributee may elect, at the time and in
                the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.


Page 11-2

                        (ii) Definitions.

                        a. Eligible Rollover Distribution. An Eligible Rollover
                Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;
                (3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for the net unrealized appreciation with respect to Employer Securities); and (4) for distributions made after December 31, 1998, any hardship distribution described in Section 401(k)(2)(B)(i)(V) of the Code.

                        b. Eligible Retirement Plan. An Eligible Retirement Plan
                is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                        c. Distributee. A Distributee includes an Employee or
                former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                (d) Protected Benefits. Any optional form of protected benefit required to be continued pursuant to Section 411(d)(6) of the Code for affected Participants shall be continued.

               11.4 Time of Payment.

                (a) Retirement, Death or Disability. If the Participant terminates employment with Employer by reason of the attainment of Normal Retirement Date under the Plan, death or Disability, the distribution of the Participant's Plan Benefits shall be made as follows:


Page 11-3

                        (i) An initial lump-sum payment of the balance in the
                Participant's account at the time the event occurred shall be distributed as soon as administratively feasible after the event occurred.

                        (ii) The Participant's share of the Employer's
                contribution and any forfeitures for the Plan Year during which the event occurred shall be distributed as soon as administratively feasible after the Participant's share thereof is determined and paid to the Trust.

                (b) Other Termination. If the Participant terminates employment with Employer for any reasons other than those enumerated in paragraph
        (a) above, distribution of the Participant's Plan benefit will begin as soon as administratively feasible after the Participant's termination of employment occurred, unless the Participant elects to delay the time of payment.

                (c) If the Participant terminates employment with Employer for a reason other than those described in paragraph (a) above and is reemployed by the Company before distribution is required to begin under
        (b) above, distribution to the Participant, prior to any subsequent termination of employment with Employer, shall be in accordance with other terms of the Plan.

                (d) If the Participant's Plan benefit includes any Company Stock acquired with the proceeds of an Exempt Loan described in Section 404(a)(9) of the Code, distribution may be delayed until the close of the Plan Year in which such loan is repaid in full.

                (e) Restrictions on Immediate Distributions. If the value of the Participant's Plan Benefit is more than $5,000 (or at the time of any prior distribution was more than $5,000), the Plan Benefit may not be distributed prior to the Participant's attaining the later of the Normal Retirement Date under the Plan or age 62 unless (i) the Participant consents in writing within 90 days of being provided with a benefit election notice, and (ii) the Plan provides for a distribution at such time.

                Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a minimum required distribution under Section 10.5 is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan, the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan.

                If the Participant does not consent to a distribution at such time, distribution will be deferred until the Participant requests a distribution be made. Distributions will only be made as soon as administratively feasible after the end of the December 31 Plan Year following the date of request.


Page 11-4

                Participant shall give the Plan Administrator 60 days prior written notice of his request for a distribution.

                (f) Latest Benefit Commencement Date. In the event of a Participant's termination of employment, the terminated Participant's Plan Benefit shall be paid at such time or times as provided herein; provided, however, the latest time that payment must begin shall not be later than the Required Beginning Date, unless otherwise provided below:

                        (i) The payment of a Participant's benefit shall begin
                not later than 60 days after the end of the Plan Year in which the latest of the following occurs unless the Participant otherwise elects:

                                a. The Participant reaches the Normal Retirement
                        Date under the Plan; or

                                b. The date the Participant terminates
                        employment if subsequent to the Normal Retirement Date.

                        Notwithstanding the foregoing, the failure of a
                Participant and spouse to consent to a distribution while a benefit is immediately distributable, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

                        (ii) The Required Beginning Date. The Required Beginning
                Date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that benefit distributions to a five percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                                a. Any Participant attaining age 70 1/2 in years
                        after 1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996), to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996).


Page 11-5

                                b. Any Participant attaining age 70 1/2 in years
                        prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There shall be a new annuity starting date upon recommencement.

                                c. The preretirement age 70 1/2 distribution
                        option is only eliminated with respect to Employees who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an Employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.

                        (iii) Five percent owner. A Participant is treated as a
                five percent owner for purposes of this section if such Participant is a five percent owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

                        Once distributions have begun to a five percent owner
                under this section, they must continue to be distributed, even if the Participant ceases to be a five percent owner in a subsequent year.

               11.5 Hardship Distributions. A distribution of a portion of a Participant's Account may be made to a Participant even though the Participant has not terminated employment with the Company upon the following conditions:

                        (a) The amount of the requested distribution shall not
                exceed 50 percent of the Participant's vested interest in his Account under the Plan;

                        (b) The purpose of the distribution shall be limited to
                purposes of enabling a Participant to meet an immediate and heavy financial need and shall be approved only up to the amount that is necessary to satisfy such financial need. The determination of the existence of an immediate and heavy financial need and of the amount necessary to meet such need is to be made in a nondiscriminatory and objective manner on the basis of all relevant facts and circumstances. The determination of the Administrator as to justification of the withdrawal and the amount thereof shall be final. For purposes of this section, the term "financial hardship" shall mean the financial inability of the Participant to provide the necessary funds:



Page 11-6

                                (i) to meet the extraordinary medical expenses
                        (described in Section 213(d) of the Code) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code); or

                                (ii) to provide payment of tuition, related
                        educational fees and room and board for the next 12 months of postsecondary education for the Participant, his or her spouse, children or dependents; or

                                (iii) to provide funds for the purchase
                        (excluding mortgage payments) of a principal residence for the Participant or to provide funds to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                        Administrator shall determine whether the Participant
                meets the conditions for such need based upon the written representations of the Participant setting forth the reason for the requested distribution, that the need cannot be met from other reasonably available resources and the amount needed.

                        The amount determined to be needed to meet the hardship
                may be distributed in a single lump-sum or in installments based upon the Participant's request.

               11.6 Dividends. Any cash dividends received by Trustee on Company Stock allocated to the Accounts of Participants (or former Participants or Beneficiaries) may be retained in the Participants' applicable Accounts or paid to such Participants, former Participants or Beneficiaries (in a nondiscriminatory manner) at the sole discretion of Administrator; provided that any current payment in cash must be paid to Participants, former Participants or Beneficiaries within 90 days after the close of the Plan Year in which the dividend is received by Trustee. Any such payment of cash dividends on shares of Company Stock shall be accounted for as if the Participant or former Participant receiving such dividends was the direct owner of such shares of Company Stock and such payment shall not be treated as a distribution under the Plan.

               11.7 Restrictions on Non-Publicly Traded Company Stock. If at the time of distribution of Company Stock, such stock is not "publicly traded," the following provisions shall apply:

                (a) Right of First Refusal on Distributed Shares of Company Stock. Shares of Company Stock distributed by the Trustee may, as determined by the Administrator, be subject to a right of first refusal. If the shares of stock were acquired with the proceeds of an Exempt Loan, as provided in Section 7, such right exists only if the stock is not publicly traded at the time the right may be exercised. For this purpose, "publicly traded" refers to shares of Company Stock which are listed on a national securities exchange or which are quoted on a system sponsored by a national securities association.


Page 11-7

                Such right shall provide that prior to any subsequent transfer, the shares must first be offered in writing to the Trust and then, if refused by the Trust, to the Employer at the then fair market value as determined by the Administrator. In no event, however, may the Employer offer a price less than that offered to the Participant by another potential buyer making a bona fide offer. The Trust or the Employer must exercise the right within 14 days after the Participant gives written notice to them that an offer to purchase the Company Stock has been received.

                (b) Put Option on Distributed Shares of Company Stock. Company Stock acquired with the proceeds of an Exempt Loan, as provided in
        Section 7, is subject to a "put" option if the Company is not readily tradable on any established market and if the Company is allowed by law to purchase its own stock. If a "put" option is required, it shall provide that, for a period of 60 days after such shares are distributed, a Participant, his Beneficiaries under the Plan, a Participant's or his Beneficiaries' donees, or a person to whom the stock passes because of the death of a Participant or his Beneficiaries, (and, if the "put" option is not exercised within such 60-day period, for an additional 60-day period in the following Plan Year beginning with the Anniversary Date of the date of distribution), have the right to require Employer to purchase such shares at their fair market value as determined under the provisions of the Plan.

                Administrator may direct Trustee to assume the rights and obligations of Employer at the time the "put" option is exercised, insofar as the repurchase of Company Stock is concerned. Terms of payment may be either in a lump-sum or in installments.

                An installment payment in connection with such "put" option shall:

                        (i) Be adequately secured, as determined by the
                Administrator;

                        (ii) Bear a reasonable rate of interest, as determined
                by the Administrator;

                        (iii) Require equal annual payments;

                        (iv) Have a payment period not longer than the greater
                of:

                                a. Five years from the date the "put" option is
                        exercised, or

                                b. The earlier of (a) 10 years from the date the
                        "put" option is exercised, or (b) the date any Exempt Loan used by the Plan to acquire Company Stock subject to the "put" option has been entirely repaid;


Page 11-8

                        (v) Require that any payments pursuant to the
                installment obligation must be substantially equal and begin to be made no later than 30 days after the date the "put" option is exercised; and

                        (vi) In all respects satisfy the requirements of
                Treasury Regulation Section 54.4975-7(b)(12).

                        The "put" for stock purchased with the proceeds of an
                Exempt Loan is exercised by the holder notifying the Employer in writing that the option is being exercised.

                (c) Put Option Terms for Company Stock. With respect to Company Stock acquired by the Plan, the following provisions shall apply to the terms of payment for the repurchase of Company Stock pursuant to a put option.

                        (i) Put Option Payment. If a put option is exercised,
                the Employer shall repurchase the Company Stock as follows:

                                a. If the distribution constitutes a Total
                        Distribution, payment of the fair market value of a Participant's account balance shall be made in five substantially equal annual payments. The first installment shall be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.

                                b. If the distribution does not constitute a
                        Total Distribution, the Plan shall pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the put option.

                        (ii) "Total Distribution" shall mean distribution to a
                Participant or a Participant's Beneficiary, within one taxable year of such recipient, of the entire balance to the credit of the Participant.

                (d) Continuation of Rights or Put Option. The right of first refusal and the "put" option provided for herein are nonterminable and shall continue to apply to shares of Company Stock purchased by the Trustee with the proceeds of an Exempt Loan or to shares of Company Stock distributed hereunder notwithstanding the repayment of the loan or any amendment to, or termination of, this Plan which causes the Plan to cease to be an employee stock ownership plan within the meaning of
        Section 4975(e) of the Code.


Page 11-9

                                   Section 12

                            INVESTMENT OF TRUST FUND


               12.1 Investment Policy. The investment policy of the Plan is designed to invest primarily in Company Stock. Trustees may incur debt (including Exempt Loans) from time to time to finance the acquisition of Company Stock by the Trust or otherwise. The entire Trust Fund may be invested and held in Company Stock or Trustees may temporarily invest in other investments pursuant to Section 12.3.

               12.2 Investment of Cash Contributions. Employer Contributions in cash and other cash received by the Trust will be applied to any obligations of the Trust incurred for purchase of Company Stock, or may be applied to purchase additional shares of Company Stock from current shareholders or from the Company.

               12.3 Other Authorized Investments. To the extent funds are available, Trustees may invest funds temporarily in savings accounts maintained by any institution insured by an agency of the federal government, certificates of deposit issued by any bank insured by an agency of the federal government (including Trustee), high grade short term securities, stocks, bonds, collective investment funds described in Section 12.4 or investments deemed by the Trustees to be desirable for the Trust, or such funds may be held, for short periods of time only, in cash.

               12.4 Collective Investment Funds. Pursuant to Section 12.3, a portion of the Trust Fund may be invested in any collective investment fund maintained by a plan fiduciary under which employee benefit trusts qualified under Section 401(a) of the Code and tax exempt under Section 501(a) of the Code are eligible to participate. The instrument establishing any such fund, as amended from time to time, is incorporated in this Agreement and shall control the administration of any such assets of the Trust Fund which are invested in the collective investment fund.

               12.5 Purchases of Company Stock. All purchases of Company Stock by the Trust will be made at a price, or at prices, which, in the judgment of the Trustees, do not exceed the fair market value of such Company Stock. The determination of fair market value of Company Stock for all purposes under the Plan shall be made as provided pursuant to Section 9.1(b). No commission shall be charged with respect to a "disqualified person" as defined in Section 12.10 herein.

               12.6 Voting of Company Stock.

                (a) Registration-Type Securities. If the Company Stock is a registration-type class of securities as described in Section 409(e)(4) of the Code, each Participant will be entitled to direct the Trustees as to the exercise of any voting rights attributable to shares of Company Stock then allocated to the Participants' Company Stock Account. In that event, if voting instructions are not received from Participants



Page 12-1
        with respect to allocated Company Stock, suck stock shall not be voted. Any Company Stock which is not allocated to Participants' Company Stock Accounts shall be voted by the Trustees.

                (b) Nonregistration-Type Securities. If the Company Stock is not a registration-type class of securities, such Company Stock shall be voted as follows:

                A Participant (or Beneficiary) shall be entitled to direct the Trustees how to vote shares of Company Stock allocated to the Participant's (or Beneficiary's) Company Stock Account as follows:

                        (i) On any corporate matter which involves the voting of
                such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in Treasury Regulations;

                        (ii) With respect to Company Stock acquired by or
                transferred to the Plan in connection with an Exempt Loan made after July 10, 1989, a Participant (or Beneficiary) shall be entitled to vote such shares on any matter on which an owner of such shares is entitled to vote if the Exempt Loan is intended to qualify as a "Securities Acquisition Loan" under Section 133(b) of the Code;

                        (iii) Company Stock held in the Suspense Account shall
                not be subject to the Participant's (or Beneficiary's) right to vote shares under this subsection (b).

                (c) Voting Procedures. Trustees shall, at least 20 days prior to each meeting of holders of Company Stock, provide each Participant entitled under this section to direct the voting of Company Stock, with notice of such meeting and of those matters which at the time of the mailing of such notice are subject to direction by a Participant, as set forth in this section, and are expected to be presented at such meeting for action by holders of Company Stock, together with an appropriate form with which the Participant can direct the manner of voting on such matters. If instructions on such matters are received by Trustees with respect to any Company Stock at least 10 days prior to such meeting, Trustees shall vote in accordance with such instructions.

                If a Participant shall fail or refuse to give timely instructions as to how to vote any Company Stock allocated to such Participant's Account that Trustees otherwise has a right to vote, Trustees shall not exercise its power to direct the vote of such Company Stock.

               12.7 Authority of Trustees with Respect to Investments. Trustees shall be responsible for the making of investments to the extent prescribed in this Plan. Investments



Page 12-2
directed by the Trustees shall not be in conflict with provisions of the Act as such provisions may be amended from time to time. Trustees may purchase such securities or other property, including shares of Company Stock, or shall sell such securities or other property held as part of the trust assets as deemed appropriate by Trustees; provided, however, Trustees shall not participate knowingly in or knowingly undertake to conceal any act or omission of any other fiduciary to the Plan (as "fiduciary" is defined in Section 3(21) of the Act), knowing such act or omission is a breach.

               12.8 Prohibited Transactions. Unless otherwise specifically permitted by law or unless an exemption has been granted pursuant to Section 408(a) of the Act and Section 4975(c)(2) of the Code, any of the following transactions directly or indirectly between a plan and a party in interest (as defined by Section 3(14) of the Act) or a disqualified person (as defined by
Section 4975(e)(2) of the Code constitutes a prohibited transaction:

                (a) A sale or exchange or leasing of any property;

                (b) The lending of money or other extension of credit;

                (c) The furnishing of goods, services, or facilities;

                (d) The transfer to, or use by or for the benefit of a party in interest of any assets of the plan; or

                (e) The acquisition on behalf of a plan of any employer security or employer real property in violation of Section 407 of the Act, except as provided under Section 4975(d)(3) of the Code.

               Unless excepted or exempt, a fiduciary, with respect to a plan shall not (1) deal with the assets of the plan in his own interest or for his own Account; (2) act in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interest of the plan or its Participants or beneficiaries; or (3) receive any consideration for his own personal account from any person dealing with such plan in connection with a transaction involving the assets of the plan.

               12.9 Diversification of Investments. With respect to Company Stock held in Company Stock Accounts under the Plan, the following provisions shall apply:

                (a) Election by Qualified Participant. Each Qualified Participant shall be permitted to direct the Plan as to the investment of 25 percent of the value of the Participant's Company Stock Accounts within 90 days after the last day of each Plan Year in the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of 50 percent of the value of such account balance. Notwithstanding the foregoing, a Qualified Participant shall not be entitled to make the election hereunder for a Plan Year within the Qualified Election



Page 12-3

        Period if the fair market value of his Accounts as of the last day of such Plan Year is less than $500.

                        (i) "Qualified Participant" shall mean a Participant who
                has attained age 55 and who has completed at least 10 years of participation in the Plan.

                        (ii) "Qualified Election Period" shall mean the six Plan
                Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

                (b) Method of Diversifying Investment. The Participant's direction shall be provided to the Plan Administrator in writing; shall be effective no later than 180 days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in this section the Participant selects.

                (c) Diversification Options.

                        (i) The diversification requirement may be satisfied
                with respect to a Qualified Participant who elects to direct the investment of the amount subject to the election by the Administrator directing that the amount be distributed to the Participant within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Company Stock from the Plan. This Subsection shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $5,000. If the Participant does not consent, such amount shall be retained in the Plan.

                        (ii) In lieu of distribution under (i) above, the
                Qualified Participant who has the right to receive a cash distribution under (i) above may direct the Administrator to transfer the portion of the Participant's Account that is covered by the election to another qualified Plan of the Employer which accepts such transfers, provided that such Plan permits Employee directed investment and does not invest in Company Stock to a substantial degree. Such transfer shall be made no later than 90 days after the last day of the period during which the election can be made.



Page 12-4

                                   Section 13

                                     TRUSTEE


               13.1 Powers of Trustee. The Trustee shall have the power to invest and reinvest the assets of the Trust Fund over which the Trustee has the responsibility for and control over the investments. With respect to any and all securities or property at any time purchased, received or held in the Trust Fund, the Trustee shall have the power and authority to do all necessary acts, undertake all necessary proceedings specifically referred to or not, as could be done, taken or exercised by the absolute owner thereof. The Trustee's powers and investments may include, but are not limited to, the following:

                (a) Purchase of Property. To purchase or subscribe for any securities or other property and to retain the same in Trust.

                (b) Sale, Exchange, Conveyance and Transfer of Property. To sell, exchange, convey, transfer, or otherwise dispose of any securities or other property held by it by private contract or at public auction. No person dealing with Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

                (c) Exercise of Owner's Rights. Except as provided in Section 12, with respect to Company Stock, to vote upon any stocks, bonds or other securities; to give general power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities; to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held as part of the Trust Fund.

                (d) Registration of Investments. To cause any securities or other property held as part of the Trust Fund to be registered in its own name or in the name of one or more of its nominees, and to hold any investments in bearer form, but the books and records of Trustee shall at all times show that all such investments are part of the Trust Fund.

                (e) Borrowing. To borrow or raise money for the purpose of the Trust in such amount and upon such terms and conditions as Trustee shall deem advisable and, for any sum so borrowed, to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust Fund, save and except that segregated Accounts shall not be pledged. No person lending money to Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing.


Page 13-1

                (f) Retention of Cash. To keep such portion of the Trust Fund in cash or cash balances as Trustee may from time to time deem to be in the best interests of the Trust created hereby, without liability for interest thereon.

                (g) Retention of Property Acquired. To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder.

                (h) Execution of Instruments. To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

                (i) Settlement of Claims and Debts. To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund; to commence or defend suits or legal or administrative proceedings; and to represent the Trust Fund in all suits and legal and administrative proceedings.

                (j) Interest Bearing Obligations. To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest.

                (k) Government Obligations. To invest in Treasury Bills and other forms of United States government obligations.

                (l) Agency Appointments. To appoint agents to act on behalf of Trustee in all matters of investment, retention of funds and all other acts as may be directed by Trustee. Such agency appointments shall be effective upon entering into such agency agreements as may be deemed necessary by Trustee and the agents in order to carry out the purposes of such agency appointment.

                (m) Bank Deposits. To hold such portion of the Trust as it may deem necessary for the orderly administration of the Trust and disbursement of funds as provided herein in cash, without liability for interest, or by depositing the same in any bank subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit.

                (n) Common Trust Fund. Pursuant to Section 12, to invest all or part of the funds of the Trust in a common trust fund or similar fund administered by a corporate Trustee or custodian as specifically authorized by this Agreement.

                (o) Deposits with Fiduciary Bank. To invest all or part of the funds of the Trust in deposits which bear a reasonable rate of interest in Accounts maintained by a fiduciary which is a bank or similar financial institution supervised by the United States or a State.


Page 13-2

                (p) Ancillary Bank Services. To provide the ancillary services of a bank or similar financial institution supervised by the United States or a State which is a fiduciary if (1) the bank or similar financial institution has adopted adequate internal safeguards which assure that the providing of such ancillary service is consistent with sound banking and financial practice, as determined by Federal or State supervisory authority and (2) the extent to which such ancillary service is provided is subject to specific guidelines issued by such bank or similar financial institution and adherence to such guidelines would reasonably preclude such bank or similar financial institution from providing such ancillary service in a manner that would be inconsistent with the best interests of Participants and Beneficiaries of employee benefit plans.

                Such ancillary services shall not be provided at more than reasonable compensation.

                (q) Common or Pooled Fund Transactions. Pursuant to Section 12, to engage in any transaction between a plan and (i) a common or collective trust fund or pooled investment fund maintained by a fiduciary which is a bank or trust company supervised by a State or Federal agency or (ii) a pooled investment fund of an insurance company qualified to do business in a State, if

                        (i) the transaction is a sale or purchase of an interest
                in the fund, and

                        (ii) the bank, trust company, or insurance company
                receives not more than reasonable compensation.

               13.2 Payments From the Trust. Trustee (if not a full-time Employee of Employer) shall from time to time, on the written direction of Administrator, make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in the written direction of Administrator, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust Fund. Trustee shall not be responsible for the application of such payments or for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Plan, except for failure to properly withhold, when the responsibility for withholding has been properly delegated to Trustee.

               13.3 Trustee's Compensation, Expenses and Taxes. Trustee (if not a full-time Employee of Employer) shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by Employer and Trustee. In addition, Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees, incurred by Trustee in the administration of the Trust Fund. Such compensation and expenses may be paid by Employer, but if not paid by Employer, shall be paid from the Trust Fund. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or in respect to the Trust Fund or the income thereof shall be paid from the Trust Fund, except those assessed personally upon fiduciaries.


Page 13-3

               13.4 Certification of Instructions. Trustee may rely upon a certification of a member of Administrator or a Participant with respect to any instruction or direction of Administrator or a Participant or an appointed Investment Manager, and may also rely upon the certification as it then exists, and in continuing to rely upon such certification until a subsequent certification is filed with Trustee. Trustee may act upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

               13.5 Accounting. Trustee shall keep complete and accurate accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by Administrator.

               Within 60 days following the close of each Trust Year, and within 90 days following the effective date of the removal or resignation of Trustee, Trustee shall file with Administrator a written statement of account setting forth the assets and liabilities, receipts and disbursements and other transactions during such year or during the period from the close of the last Trust Year, to the date of such removal or resignation. The form and content of the Account shall be sufficient for Administrator to comply with reporting and disclosure requirements under applicable law.

               13.6 Settlement of Accountings. Administrator may object to an accounting and require that it be settled by audit by a qualified, independent certified public accountant. The auditor shall be chosen by Trustee from a list of at least three such accountants furnished by Administrator at the time the audit is requested. Either Administrator or Trustee may require that the account be settled by a court of competent jurisdiction in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings including reasonable attorneys' fees shall be allowed as administrative expenses of the Trust.

               When an account has been accepted by the Administrator, it shall be final and binding on all parties, including Employer and all Participants and persons claiming through them.

               13.7 Determination of Duties. In the event any controversy shall arise between Trustee and any other person, including but not limited to Administrator, Employer or any Employees under the Plan, with respect to the payment or delivery by Trustee of any moneys or other property held by it hereunder, or with respect to the proper construction of this Agreement or of any amendment thereto, or with respect to the management of the Trust Fund, Trustee may require that its duties be determined by a court of competent jurisdiction.

               13.8 Removal, Resignation and Appointment of Successor Trustee. Any Trustee may be removed by Employer at any time upon 60 days' notice in writing to Trustee and Administrator. Any Trustee may resign at any time upon 60 days' notice in writing to Administrator and Employer. Upon such removal or resignation of a Trustee, Employer may



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


appoint a successor Trustee, who shall have the same powers and duties as those conferred upon the Trustee resigning.

               13.9 Receipt of Contributions. Trustee is accountable only for funds actually received by Trustee. Trustee shall have no right or duty to see that the contributions received comply with the Plan or to collect any contributions from Employer or Participants.


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                                   Section 14

                            AMENDMENT AND TERMINATION


               14.1 Amendment. To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Agreement, the Company reserves the right to amend the Plan at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of
Section 401(a) of the Code, or any successor or similar statute enacted. However, no such amendment shall (a) cause any part of the assets of the Plan and Trust to revert to or be recoverable by the Company or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants and Beneficiaries; or (b) eliminate an optional form of distribution, except to the extent permitted under the regulations. Amendments shall apply to all Participating Employers who have adopted this Plan.

               14.2 Restrictions on Amendment. Any amendment by the Employer to this Plan must be in writing and shall comply with the following restrictions:

                (a) No amendment shall authorize or permit any accrued benefits, to the extent funded, (other than such part as is required to pay taxes and administration expenses or otherwise permitted by this Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries.

                (b) No amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of Employer, except as otherwise provided herein prior to the satisfaction of all liabilities to Participants and their Beneficiaries.

                (c) No amendment shall cause any reduction in the nonforfeitable accrued benefits of any Participant, except as may be permitted under the Act, necessary to continue qualification of the Plan and Trust as exempt under the Code; or permitted under Section 412(c)(8) of the Code or this Plan.

                (d) No amendment shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later date of the date such amendment is adopted or the date it becomes effective.

                (e) No amendment shall decrease a Participant's account balance, except to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.



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

                (f) No amendment shall reduce or eliminate a protected benefit under Section 411(d)(6) of the Code with respect to benefits accrued up to and including the date the amendment is adopted (or, if later, the Effective Date) except as permitted by Section 412(c)(8) of the Code,
        Section 4281 of the Act, Treasury Regulations or by authority of the Commissioner of the Internal Revenue Service exercised through publication of revenue rulings, notices or other documents of general applicability. In the event the Administrator determines that any amendment to this Plan or the adoption of this Plan as a restatement of an existing plan has the affect of eliminating or reducing a protected benefit in violation of Section 411(d)(6) of the Code or regulations promulgated thereunder, the amendment shall be disregarded to the extent necessary to satisfy Section 411(d)(6) and the regulation.

                An amendment reduces or eliminates Code Section 411(d)(6) protected benefits if the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury Regulations), or (ii) eliminating an optional form of benefit except to the extent permitted under Treasury Regulations.

               14.3 Effective Date of Amendments. Any amendment shall be effective on the date provided therein and may have retroactive effect if necessary to satisfy the requirements of the Code or the Act. Amendments may be adopted at any time prior to the later of the time prescribed by law for filing the tax return of Employer for the fiscal year in which such amendment was adopted (including extensions thereof), a date designated by the Secretary of the Treasury or his delegate, or as otherwise permitted by law.

               14.4 Termination and Discontinuance of Contributions. Primary Employer shall have the right at any time to discontinue Employer Contributions hereunder and to terminate the Plan hereby created by delivering to the Trustee, Administrator and all Participating Employers written notice of such discontinuance or termination. The Plan shall also terminate with respect to an Employer upon the dissolution, merger, consolidation, bankruptcy or reorganization of the Employer or the sale by the Employer of substantially all of its assets unless the Administrator's successor in interest or purchaser substitutes itself for the Employer under this Plan.

               Upon complete discontinuance of Employer's Contributions to the Plan or upon termination or partial termination of the Plan, the rights of all affected Participants to accrued benefits under such Plans to the date of such termination or discontinuance, to the extent funded as of such date, shall become fully vested and nonforfeitable. Unallocated Forfeiture Accounts shall be credited back to the Participant's Account(s) as provided in Section 8 herein. Forfeitures occurring prior to the date of termination shall not become fully vested or restored to the Participant's Account as a result of a complete or partial termination of the Plan.

               14.5 Distribution of Plan and Trust. Upon permanent discontinuance of contributions under the Plan, the Plan and Trust created hereunder shall not automatically terminate. Primary Employer shall have the option of terminating the Plan and Trust or continuing the Plan in accordance with the provisions of this section. If Employer elects to


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

continue the Plan and Trust, Trustee shall continue to hold the fully vested and nonforfeitable Accounts of the Participants for their benefit, and the Trust Agreement shall be administered as though the Plan were otherwise in full force and effect, to the extent not inconsistent with this section; provided, however, that no further contributions will be made thereafter by either Employer or the Participants.

               14.6 Liquidation of Plan and Trust. If the Primary Employer elects to terminate the Plan and Trust, the Primary Employer shall direct Trustee to distribute the assets remaining in the Trust after payment of any expenses properly chargeable against the Trust to the Participants in the amounts credited to their Accounts as of the date of such termination. If a Participant's account balance under the Plan exceeds $5,000 and the Participant does not consent to an immediate distribution: (a) the Participant's Account may be transferred without the Participant's consent to another plan maintained by a Related Employer; or (b) if no other plan is maintained by a Related Employer, the Account may then be distributed to the Participant without the consent of the Participant.

               14.7 Dissolution of Employer. In the event Employer shall be dissolved or liquidated and has elected not to terminate this Trust, Administrator shall retain all of its powers and duties granted herein and shall assume the authority to fill any vacancies occurring, to appoint successor Trustees in the event of resignation by Trustee and to amend the Plan and Trust in order to keep the Plan and Trust qualified under applicable law. If Employer is Administrator, a successor Administrator shall be appointed.

               14.8 Withdrawal by Participating Employer. A Participating Employer may not withdraw from the Plan without the written consent of the Primary Employer. The Primary Employer is authorized and directed to take all necessary actions as the agent for each Participating Employer to maintain the registration and qualification under Section 401(a) of the Code on behalf of the Participating Employer.



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                                   Section 15

                          ROLLOVERS AND PLAN TRANSFERS


               15.1 Transfers of Eligible Rollover Distributions. A distribution from a qualified plan or from an individual retirement account may be transferred to this Trust, subject to the following conditions:

                (a) The amount transferred consists of an Eligible Rollover Distribution as defined in Section 10 herein.

                (b) The amount being transferred consists of the same property (other than cash), except as otherwise provided under Section 402(a)(6)(D) of the Code;

                (c) Administrator consents to the transfer;

                (d) The Employee is a Participant under this Plan unless Employer elects to permit rollovers prior to becoming a Participant under this Plan

                (e) With respect to a transfer from an individual retirement account, a transfer may not be made if, during the preceding one-year period, the Employee has received a similar distribution which was not included in his gross income.

                (f) Administrator's Acceptance of Rollover. Administrator may decline to accept any Rollover, which in the opinion of the Administrator would jeopardize the qualified status of this Plan or impose undue administrative burdens upon this Plan.

                Administrator may rely upon a certification provided by the Plan Administrator of the transferor plan that the transferor plan is intended to be a qualified plan. If it is later determined that the transferor plan was not a qualified plan at the time of the transfer of assets to this Plan or that any portion of the distribution was not an Eligible Rollover Distribution, a corrective distribution shall be made from this Plan to the Participant of the amount of the transferred distribution, plus earnings thereon, within a reasonable time after such determination is made.

               15.2 Transfers From Qualified Plans Prohibited. Trustee of this Plan is not authorized to accept assets from a Trustee of another qualified plan other than as a Direct Rollover.

               15.3 Accounting for Transferred Funds. Amounts received by transfer of a distribution or from another plan will be accounted for in such manner as Administrator shall decide.


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

               15.4 Rollovers From Tax-Sheltered Annuities Prohibited. A distribution from an individual retirement account may not be transferred to this Plan if the amount represents a distribution from a tax-sheltered annuity under Section 403(b) of the Code.

               15.5 Mergers, Consolidations and Transfers of Plan Assets. In the case of any merger or consolidation with, or transfers of assets to any other Plan, each Participant in this Plan shall be entitled (if the Plan had then terminated) to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

               15.6 Transfers to Other Plans. If a Participant shall be entitled to receive a distribution of benefits under this Plan and (i) becomes a Participant under another qualified plan established by Employer or (ii) shall be subsequently employed by another employer which has a qualified plan, the Participant's vested interest in his account(s) under this Plan may be transferred directly to the Trustee of the other plan if the following conditions are satisfied:

                (a) The plan to which such funds are to be transferred permits the transfer to be made;

                (b) The Participant's vested interest in the transferred funds shall not be forfeitable or reduce in any way the obligation of the new employer;

                (c) The transferee plan provides for all protected benefit options contained in this Plan, as required under Section 411(d)(6) of the Code;

                (d) The Secretary of the Treasury has been properly notified as required by Section 6057(d) of the Code.



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

                                   Section 16

                             ALLOCATION LIMITATIONS


               16.1 General Limitations.

                (a) Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions to Accounts of a Participant for any Plan Year shall not exceed the lesser of:

                        (i) the Defined Contribution Dollar Limitation, or

                        (ii) 25 percent of the Participant's compensation,
                within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

                For purposes of this section, "Defined Contribution Dollar Limitation" shall mean $30,000, as adjusted under Section 415(d) of the Code.

                The compensation limitation referred to above shall not apply to:

                        (i) Any contribution for medical benefits (within the
                meaning of Section 419(A)(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

                        (ii) Any amount otherwise treated as an Annual Addition
                under Section 415(l)(1) of the Code.

                        For purposes of the plan, "Annual Addition" shall mean
                the amount allocated to a Participant's Account during the Limitation Year that constitutes:

                        (i) Employer Contributions,

                        (ii) Employee Contributions,

                        (iii) Forfeitures, and

                        (iv) Amounts described in Sections 415(l)(1) and
                419(A)(d)(2) of the Code.

                If no more than one-third of the Company Contributions for a Limitation Year that are deductible as principal or interest payments on an Exempt Loan, pursuant to the provisions of Section 404(a)(9) of the Code, are allocated to Highly Compensated Employee Participants, then the limitations imposed by subsection (a)(i) or (ii) above, whichever is applicable, shall not apply to:


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

                        (i) Forfeitures of Company Stock if the Company Stock
                was acquired with the proceeds of an Exempt Loan, or

                        (ii) Company Contributions that are deductible as
                interest payments on an Exempt Loan under Section 404(a)(9)(B) of the Code and charged against a Participant's Account.

                The term "Total Annual Compensation" for purposes of this section of the Plan shall mean only the Participant's Earned Income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding all other forms of compensation.

                (b) If the Company is contributing to another defined contribution plan, as defined in Section 414(i) of the Code, for Employees of the Company, some or all of whom may be Participants in this Plan, then any such Participant's Annual Additions in such other plan shall be aggregated with the Participant's Annual Additions derived from this Plan for purpose of the limitation in subparagraph (a) of this paragraph.

                (c) If a Participant in this Plan is also a Participant in a defined benefit plan, as defined in Section 414(j) of the Code, to which contributions are made by the Company, then in addition to the limitation contained in subparagraph (a) of this paragraph, such Participant shall be subject to the limitation set forth in Section 415(e) of the Code.

                (d) If Company Stock is purchased from a shareholder of the Company and if such shareholder is also a Participant in this Plan, then, notwithstanding anything to the contrary contained in this Plan, the total account balances of such Participant's Accounts, combined with the total account balances of such Participant's spouse, parents, grandparents, children and grandchildren, shall not exceed 20 percent of the total of all account balances under the Plan.

                (e) If the account balances or the Annual Additions to a Participant's Accounts would exceed the limitations described in subparagraphs (a), (b), (c) or (d) of this section, the aggregate of the Annual Additions to this Plan and the Annual Additions to any other plan described in subparagraph (c) shall be reduced until the applicable limitation is satisfied.

                (f) The reduction described above shall be treated as a Forfeiture and shall be allocated as such to the Accounts of Participants who are not affected by this limitation.


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

                (g) If any amount cannot be reallocated under the foregoing provision, such amount shall be deposited in a Suspense Account and allocated to the maximum extent possible under Section 16.1(a) in succeeding years.

                (h) If any amount remains in such Suspense Account upon termination of the Plan, such amount shall thereupon revert to the Company.



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

                                   Section 17

                                CLAIMS PROCEDURE


               17.1 Filing of Claim. A Participant or Beneficiary may make a claim for a Plan Benefit by written request to the Plan Administrator.

               17.2 Notification of Decision. A decision shall be made on the claim as soon as practicable and shall be communicated in writing to the person who made the claim. If the claim is partially or wholly denied, written notice of such denial shall be made to the claimant within 90 days after receipt of the written claim by the Plan Administrator. The notice of denial shall contain:

                (a) The reasons for the denial, with specific reference to the provisions of the Plan upon which the denial is based;

                (b) If required, a description of any additional data necessary, which may be furnished to further support the request, and the reason why such additional data may be necessary; and

                (c) Notice of the claimant's right to have the denial reviewed, together with specific information as to the steps to be taken, and the time limit involved, if the claimant wishes to request a review of the decision.

               If a written communication of the decision is not made within 90 days, the claimant may deem the request denied.

               17.3 Request for Review. If a claimant receives a notice of denial or if no response has been made to his claim within a specified 90 days, the claimant may request a review of his claim and the denial thereof by giving written notice to the Plan Administrator. The claimant's request for review must be made not later than 60 days after receipt of the notice of denial, or if no such notice has been given, within 60 days after the expiration of the 90-day period specified for such notice. If the written request for review is not made within the specified 60-day period, the claimant shall waive his right to review.

               17.4 Review. A review shall be promptly made by the Plan Administrator after receipt of a timely filed request for review. The claimant may submit issues and comments in writing, may review pertinent documents and may request a hearing. A decision on review shall be made and furnished in writing to the claimant. The decision shall be made not later than 60 days after receipt of the request for review unless special circumstances, such as a claimant's request for a hearing, require an extension of time for processing, in which case the time limit shall be not later than 120 days after such receipt. The decision on review shall be furnished to the claimant in writing and shall include the reasons for the decision, with references to the pertinent plan provisions upon which the decision is based.



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

                                   Section 18

                       QUALIFIED DOMESTIC RELATIONS ORDER


               18.1 General. The provisions of this section shall take precedent over any other provisions in the Plan which may be inconsistent with this section.

               18.2 Distributions under QDRO. Distributions to an Alternate Payee (as defined in Section 414(p)(8) of the Code) may be made in the manner described herein pursuant to a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code ("QDRO")).

               18.3 Time and Manner of Payment. Distributions may be made to an Alternate Payee pursuant to the terms of a QDRO. The time and manner of payment may be as provided herein, even if the time of payment is prior to the "earliest retirement age" as defined under Section 414(p)(4)(B) of the Code, and without regard to whether the Participant has terminated employment with Employer, provided the following conditions are met:

                (a) The QDRO specifies distribution at an administratively feasible time which would be permitted under the Plan if the Participant had terminated employment as of the date of the QDRO or permits an agreement between the Plan and the Alternate Payee to authorize a time for distribution; and

                (b) Payment to the Alternate Payee must be in a form permitted under the Plan, but not in the form of a joint and survivor annuity with respect to the Alternate Payee and his/her subsequent spouse. Notice and consent to make a distribution to an Alternative Payee are not required except as may be otherwise provided in the QDRO.

               18.4 Procedures. The Administrator shall establish reasonable procedures to determine the qualified status of a QDRO and to administer distributions under a QDRO, including:

                (a) Upon receiving a domestic relations order, the Administrator shall promptly notify the Participant and any Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Administrator must determine the qualified status of the order and must notify the Participant and each Alternate Payee, in writing, of its determination. The Administrator must provide such notice by mailing the notice to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.


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

                (b) If any portion of the Participant's nonforfeitable Account is payable during the period the Administrator is making its determination of the qualified status of the domestic relations order, the Administrator must make a separate accounting of the amounts payable. If the Administrator determines the order is a Qualified Domestic Relations Order within 18 months of the date amounts first are payable following receipt of the order, the Administrator will direct the Trustee to distribute the payable amounts in accordance with the order. If the Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the segregated Account shall be returned to the Participant's Accounts under the Plan and shall be paid at the time and the manner provided under the Plan as if no order had been received by the Plan. If the Administrator later determines that the order is a Qualified Domestic Relations Order, Administrator will apply the order prospectively.

                (c) To the extent it is not inconsistent with the provisions of the Qualified Domestic Relations Order, the Administrator may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate Account and to invest the Account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this section by separate benefit check(s) or other separate distribution to the Alternate Payee(s).


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                                   Section 19

                          STAND-BY TOP-HEAVY PROVISIONS


               19.1 General. If the Plan is or becomes top heavy or a member of a "required aggregation group" which is a "top-heavy group" (as defined in Section 416 of the Code), in any Plan Year after December 31, 1983, the provisions of this section will supersede any conflicting provisions in the Plan, but only for those Plan Years in which the Plan remains top heavy, except as otherwise provided below with respect to vesting. The top-heavy provisions shall only apply to Employees who completed at least one Hour of Service in a top-heavy year. The top-heavy provisions shall be interpreted to meet the requirements of Section 416 of the Code and the regulations promulgated thereunder. If Employer's Plan is or becomes top heavy, the top-heavy vesting schedule applicable to Employer's Plan will not be cut back in any Plan Year when the Plan ceases to be top heavy.

               19.2 Top-Heavy Year. "Top-Heavy Year" shall mean any Plan Year beginning after December 31, 1983, in which the present value of the cumulative accrued benefits, with respect to Key Employees in the aggregation group of plans, exceeds 60 percent of the present value of the cumulative accrued benefits for all Employees in the aggregation group of plans on the applicable determination date.

               19.3 Definitions. For purposes of this section, the following definitions shall apply:

                (a) Key Employee. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a five percent owner of the Employer, or a one percent owner of the Employer who has an Annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

                (b) Annual Compensation. Compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code. The determination period is the Plan Year containing the determination date and the four preceding Plan Years.


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

                (c) Top-heavy Plan. This Plan is top heavy if any of the following conditions exists:

                        (i) If the top-heavy ratio for this Plan exceeds 60
                percent, and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                        (ii) If this Plan is a part of a required aggregation
                group of plans, but not part of a permissive aggregation group, and the top-heavy ratio for the group of plans exceeds 60 percent.

                        (iii) If this Plan is a part of a required aggregation
                group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

                (d) Top-heavy Ratio:

                        (i) If the Employer maintains one or more defined
                contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which, during the five-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone, or for the required or permissive aggregation group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

                        (ii) If the Employer maintains one or more defined
                contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the determination date(s), has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance



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

                with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                        (iii) For purposes of (i) and (ii) above, the value of
                account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee Contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                        The accrued benefit of a Participant, other than a Key
                Employee, shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of
                Section 411(b)(1)(C) of the Code.

                (e) Permissive Aggregation Group. The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                (f) Required Aggregation Group. (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                (g) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.



Page 19-3

                (h) Valuation Date. The same date as the Determination Date.

                (i) Non-Key Employee. An Employee who is not a Key Employee.

               19.4 Top-Heavy Minimum Contributions.

                (a) Minimum Contribution. If the Plan is a top-heavy plan for a Plan Year, the Employer shall contribute to the Plan for the benefit of and allocate to all Non-Key Employee Participants who have not separated from service at the end of the Plan Year, an amount not less than the lesser of the following:

                        (i) Three percent of the Non-Key Employee Participant's
                Total Annual Compensation (as defined in Section 16.1 herein) reduced by any Forfeitures allocated to the Account of the Participant for the Plan Year; or

                        (ii) The same percentage of the Non-Key Employee
                Participant's Total Annual Compensation (as defined in Section
                16.1 herein) as the percentage made on behalf of the Key Employee Participant who receives the highest percentage for the Plan Year reduced by any Forfeitures allocated to the Account of the Participant for the Plan Year.

                For purposes of determining the amount of the top-heavy minimum contribution, Annual Compensation for any Plan Year shall not exceed the adjusted Dollar Limitation set forth in Section 2.6.

                The Minimum Contribution is determined without regard to any integration with social security otherwise permitted under Section 401(l) of the Code.

                (b) Determination of Top-Heavy Minimum Contribution. In determining the Minimum Contribution for a Non-Key Employee Participant, Employer's Discretionary Contribution and allocation made shall be taken into account and applied toward the satisfaction of the top-heavy Minimum Contribution requirement but Employee's Minimum Contribution shall be in addition to Employee Elective Deferrals and Employer Matching Contributions, if any.

                (c) Non Duplication of Top-Heavy Minimum Contribution. In determining the Minimum Contribution for a Non-Key Employee Participant, any Employer Contribution or Forfeitures allocated under this Plan and any other defined contribution plan qualified under Section 401(a) of the Code sponsored by a Related Employer shall be taken into account and applied toward the satisfaction of the top-heavy Minimum Contribution requirement. To the extent the required Minimum Contribution is satisfied under another defined contribution plan maintained by a Related Employer, then no minimum contribution is required under this Plan.


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

                (d) Top-Heavy Contribution with Defined Benefit Plan.

                        (i) If a Key Employee is a Participant in both a defined
                contribution plan and a defined benefit plan that are part of a top-heavy group wherein neither plan is a super top-heavy plan, the three percent Minimum Contribution shall be increased to four percent if necessary to avoid the application of Section 416(h)(1) of the Code.

                        (ii) Notwithstanding anything herein to the contrary, in
                any Plan Year in which a Non-Key Employee is a Participant in both this plan and a defined benefit pension plan, and both such plans are top-heavy plans, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate defined contribution plan allocations. Therefore, for Non-Key Employees who are participating in a defined benefit plan maintained by the Employer and the minimum benefits under Section 416(c)(1) of the Code are accruing to a Non-Key Employee under such Plan, the minimum allocations provided for above shall not be applicable, and no Minimum Contribution shall be made to the Plan on behalf of the Non-Key Employee. Alternatively, the Employer may satisfy the minimum benefit requirement of Section 416(c)(1) of the Code for the Non-Key Employee by providing a five percent Minimum Contribution for Non-Key Employees under this Plan.

               19.5 Vesting. Vesting shall be determined in accordance with the following schedule:

                      Years of Service
                      for Vesting Purposes                Vested Interest
                      --------------------                ---------------
                      Less than 2 years                         0%
                      2 years but less than 3                  20%
                      3 years but less than 4                  40%
                      4 years but less than 5                  60%
                      5 years but less than 6                  80%
                      6 years or more                         100%

               If the Plan becomes top-heavy with the vesting schedule herein becoming effective, and the Plan subsequently is determined not to be top-heavy the top-heavy vesting schedule will not automatically revert back to the prior schedule without complying with the requirements of Section 411(a)(10) of the Code and the regulations thereunder, including the election of former schedule provisions which must be given to Participants with at least five years of service. For Plan Years beginning after December 31, 1988, the five-year period shall be a three-year period.


Page 19-5

               19.6 Annual Additions Limitations. If for any Plan Year a Participant is a Participant in both a defined contribution plan and a defined benefit plan maintained by the Employer that are part of a top-heavy group, the determination of the sum of the defined contribution plan fraction and the defined benefit fraction for purposes of Section 415(e) of the Code shall be made substituting "1.0" for "1.25," unless the extra minimum benefit or contribution is made. The extra required minimum contribution shall be 7 1/2 percent. Also, for any Plan Year in which the plans are part of a super top-heavy group, 1.0 shall be substituted for 1.25 in any event.



Page 19-6

                                   Section 20

                            MISCELLANEOUS PROVISIONS


               20.1 No Contractual Relationship. The establishment of this Plan shall not be construed as creating any contract of employment between any Employer and any Employee. Nothing herein contained shall give any Employee of an Employer the right to inspect the books of the Employer or any Related Employer; nor to interfere with the right of the Employer to discharge any Employee at any time; nor shall it give any Employer the right to require any Employee to remain in its employ; nor shall it interfere with any Employee's right to terminate his employment at any time.

               20.2 Liability for Benefits. All Plan Benefits payable under this Plan shall be provided solely from the Trust, to the extent funded, and neither the Employer, the Administrator, or the Trustee assume any liability or responsibility therefor.

               20.3 Inability to Perform. Neither the Employer, the Administrator, or the Trustee shall be responsible for any inability to perform or delay in performing, any act occasioned by any person or by law, and, in the event any such inability or delay shall be so occasioned, the Employer, the Administrator or the Trustee shall perform such act which, in their sole discretion, most completely carries out the intention and purpose of this Plan. All parties to this Plan or in any way interested therein shall be bound by any acts so performed under such conditions.

               20.4 Participant's Rights. No Participant or Beneficiary shall have any rights or interest in any specific assets in the Trust, except as expressly set forth herein.

               20.5 Plan and Trust Binding on all Parties. The Plan and Trust provisions shall be binding upon the heirs, personal representatives, successors and assigns of all present and future parties.

               20.6 Conflict of Law Provisions. All matters respecting the validity, effect, interpretation and administration of the Plan and Trust shall be determined in accordance with the laws of the state in which the Primary Employer maintains its principal place of business, except as preempted by federal law.

               20.7 Waiver of Notice. Any person, including a Participant or Beneficiary, entitled to notice under the Plan may waive the notice.

               20.8 Third Party. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in


Page 20-1
favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund.

               20.9 Use of Terms. Wherever appropriate, words used herein in the singular may include the plural, or the plural may be read as the singular, and the masculine may include the feminine.

               20.10 USERRA Provisions. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.



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

               IN WITNESS WHEREOF, Employer and Trustee have caused this Agreement to be executed by their duly authorized officers this _____ day of December, 1999.

                                    EMPLOYER:

                                    COLUMBIA BANCORP



                                    By: /s/ TERRY COCHRAN
                                       ---------------------------
                                    TRUSTEES:

                                    /s/ TERRY COCHRAN
                                    ------------------------------
                                    Terry Cochran

                                    /s/ JEAN MCKINNEY
                                    ------------------------------
                                    Jean McKinney

                                    /s/ ROBERT BAILEY
                                    ------------------------------
                                    Robert Bailey

                                    /s/ DENNIS CARVER
                                    ------------------------------
                                    Dennis Carver